EXECUTION COPY

                         PENNCORP FINANCIAL GROUP, INC.


                       as Debtor and Debtor-in-Possession


                              ---------------------



                            CASH COLLATERAL AGREEMENT

                          Dated as of February 8, 2000


                              ---------------------


                          THE LENDERS SIGNATORY HERETO


                                      -and-


                              THE BANK OF NEW YORK

                             as Administrative Agent


67200.0001

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Section 1.           DEFINITIONS AND ACCOUNTING MATTERS.
       1.01          Certain Defined Terms...................................1
       1.02          Accounting Terms and Determinations....................16
       1.03          Types of Loans.........................................16

Section 2.           COLLATERAL ACCOUNT.
       2.01          Collateral Account.....................................17
       2.02          Representation and Warranty............................17

Section 3.           PAYMENTS OF INTEREST; PREPAYMENTS.
       3.01          Interest on Loans......................................17
       3.02          Lending Offices........................................18
       3.03          Conversions or Continuations of Loans..................18
       3.04          Agent Fee..............................................19
       3.05          Prepayments............................................19
                     (a)   Optional Prepayments.............................19
                     (b)    Mandatory Prepayment............................19
                     (c)    Payments Required Upon Prepayments..............19

Section 4.           PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.
       4.01          Payments...............................................19
       4.02          Pro Rata Treatment.....................................20
       4.03          Computations...........................................21
       4.04          Minimum Amounts........................................21
       4.05          Certain Notices........................................21
       4.06          Sharing of Payments, Etc...............................22
       4.07          No Reductions..........................................23
       4.08          Taxes..................................................23

Section 5.           YIELD PROTECTION AND ILLEGALITY.
       5.01          Additional Costs, Etc..................................24
       5.02          Limitation on Types of Loans...........................26
       5.03          Illegality.............................................27
       5.04          Treatment of Certain Loans.............................27
       5.05          Compensation...........................................27

Section 6.           CONDITIONS TO EFFECTIVENESS............................28


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Section 7.           REPRESENTATIONS AND WARRANTIES.
       7.01          Corporate Existence....................................28
       7.02          Financial Condition....................................29
       7.03          Litigation.............................................29
       7.04          Accuracy of Information................................29
       7.05          Security Interest......................................30

Section 8.           COVENANTS OF THE COMPANY.
       8.01          Financial Statements...................................30
       8.02          Perfection of Security Interests.......................33
       8.03          Litigation.............................................34
       8.04          Corporate Existence, Etc...............................34
       8.05          Insurance..............................................35
       8.06          Prohibition of Fundamental Changes.....................35
                     (a)   Mergers etc......................................35
                     (b)    Acquisitions; Investments.......................35
                     (c)    Dispositions etc................................35
       8.07          Limitation on Liens....................................36
       8.08          Indebtedness; Liabilities..............................37
       8.09          Lines of Business......................................37
       8.10          Transactions with Affiliates...........................38
       8.11          Modifications of Basic Documents.......................38
       8.12          Limitation on Restrictive Covenants....................38
       8.13          Restricted Payments....................................38
       8.14          Issuance or Disposition of Capital Securities..........39
       8.15          Reinsurance Transactions...............................39
       8.16          Bank Accounts..........................................39

Section 9.           EVENTS OF DEFAULT......................................39

Section 10.          THE ADMINISTRATIVE AGENT.
       10.01         Appointment, Powers and Immunities.....................44
       10.02         Reliance by the Administrative Agent...................44
       10.03         Defaults...............................................44
       10.04         Rights as a Bank.......................................45
       10.05         Indemnification........................................45
       10.06         Non-Reliance on Administrative Agent and Other Banks...45
       10.07         Failure to Act.........................................46
       10.08         Resignation of the Administrative Agent................46

Section 11.          MISCELLANEOUS.
       11.01         Waiver.................................................47
       11.02         Notices................................................47
       11.03         Expenses, Etc..........................................47
       11.04         Amendments, Etc........................................48
       11.05         Successors and Assigns.................................49
       11.06         Assignments............................................49
       11.07         Captions...............................................50


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       11.08         Counterparts...........................................50
       11.09         Governing Law; Submission to Jurisdiction..............50
       11.10         WAIVER OF JURY TRIAL...................................50
       11.11         Confidentiality........................................51
       11.12         Amounts Payable Due Upon Request for Payment...........51
       11.13         Rights Cumulative......................................52
       11.14         LIMITATION OF LIABILITY................................52
       11.15         Reference Banks........................................52
       11.16         Entire Agreement.......................................52
       11.17         Superpriority of Obligations...........................52
       11.18         Termination of Agreement...............................53



                                      iii
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                                    Schedules
                                    ---------

Schedule 1            Notices
Schedule 1.01(A)      Company Operating Budget
Schedule 1.01         Existing Loans
Schedule 7.03         Litigation
Schedule 8.06(a)      Mergers
Schedule 8.07         REO Properties
Schedule 8.08(a)      Affiliate Contracts



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                            CASH COLLATERAL AGREEMENT

                          Dated as of February 8, 2000

           PENNCORP FINANCIAL GROUP, INC., a corporation duly organized and validly existing under the laws of the State of Delaware, as debtor and debtor-in-possession, each of the Banks that is a signatory hereto, and THE BANK OF NEW YORK, as Administrative Agent, agree as follows (with certain terms used herein being defined in, or incorporated by reference under, Section 1):


           Section 1. DEFINITIONS AND ACCOUNTING MATTERS.

           1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

           "Additional Costs" shall have the meaning assigned to such term in
Section 5.01.

           "Administrative Agent" shall mean BNY, as administrative agent for the Banks under the Loan Documents, and any successor Administrative Agent appointed pursuant to Section 10.08.

           "Affiliate" shall mean, for any Person, (a) any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust and (b) any officer or director of such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by Contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, the Company and its Wholly-Owned Subsidiaries shall not be deemed to be Affiliates of each other. KB Investment Fund I, L.P., a New York limited partnership, and its Subsidiaries shall not constitute an Affiliate.

           "Agreement" shall mean this Cash Collateral Agreement as amended, supplemented or otherwise modified from time to time.

           "Agreement Date" shall mean the date first written above.

           "Applicable Base Rate Margin" shall mean 2.125%.

           "Applicable Insurance Regulatory Authority" shall mean, for any Insurance Company, an insurance commission or similar administrative authority or agency having regulatory authority over such Insurance Company.

           "Applicable Law" shall mean, anything in Section 11.09 to the contrary notwithstanding, (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations and orders of governmental bodies, (ii) all authorizations, consents, approvals, licenses, or exemptions from or of, all registrations or filings with and all reports or notices to, any governmental unit, and (c) orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and binding orders, decisions, judgments and decrees of all arbitrators.

           "Applicable Lending Office" shall mean (i) for each Bank and for each type of Loan, the "Lending Office" of such Bank (or of an Affiliate of such Bank) designated for such type of Loan on the signature pages hereof or, in the case of a Bank that becomes a Bank pursuant to an assignment, the office of such Bank set forth in the notice of assignment given to the Company or (ii) such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such type are to be made and maintained.

           "Applicable Margin" shall mean 4.125%.

           "Bank" means (a) BNY, in its capacity as a Bank, and each Person listed on the signature pages hereof following BNY and (b) any Person (other than the Borrower or any of its Affiliates) that becomes, after the Agreement Date, a Bank pursuant to the provisions of Section 11.06.

           "Bank Account" shall mean a deposit or other bank account, "money fund" account or fund, or like arrangement. "Deposit account" shall have the meaning ascribed to that term in the Uniform Commercial Code.

           "Bankruptcy Code" shall mean Title 11 of the United States Code or any successor statutes, as such title or statutes may be amended from time to time.

           "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% per annum and (b) the Prime Rate in effect on such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

           "Base Rate Loans" shall mean Loans which bear interest by reference to the Base Rate.

           "Basic Documents" shall mean, as applied to any Person, (a) such Person's certificate of incorporation or charter or, if such Person is a partnership, its partnership agreement; (b) such Person's by-laws or the equivalent thereof; and (c) the Contracts, securities and instruments evidencing or relating to such Person's outstanding Indebtedness and Capital Securities.

           "Best" shall mean A.M. Best & Company.

           "BNY" shall mean The Bank of New York.

           "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City, N.Y. and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, a day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.

           "Capital Lease Obligations" shall mean, for any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

           "Capital Security" shall mean, with respect to any Person, (a) any share of capital stock of or other unit of ownership interest in such Person or
(b) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of or other unit of ownership interest in such Person.

           "Carve Out" shall have the meaning assigned to such term in Section 11.17(i).

           "Cash Collateral" shall mean any and all cash held by the Company during the Chapter 11 Case.

           "Cash Collateral Orders" shall mean the Interim Cash Collateral Order and the Final Cash Collateral Order.

           "Certificate of Exemption" shall have the meaning assigned to such term in Section 4.08(b).

           "Certificate of Incorporation" shall mean the Third Restated Certificate of Incorporation of the Company.

           "Change in Control", with respect to the Company, shall be deemed to have occurred if at any time (i) the majority of the Board of Directors of the Company consists of individuals other than Incumbent Directors or (ii) any Person, or group of Persons acting together, shall at any time have or acquire beneficial ownership of, or the right to exercise voting power with respect to, 20% or more of the Common Stock of the Company outstanding at such time, provided that no change in control shall be deemed to have occurred under this clause (ii) upon the acquisition by any Person, or group of Persons acting together, of the beneficial ownership of, or the right to exercise voting power with respect to, not more than 25% of the Common Stock of the Company outstanding at such time so long as such Person or group of Persons (A) has acquired and holds such ownership or such right in the ordinary course of his or its business and not with the


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

purpose or the effect of changing or influencing the control of the Company and not in connection with, or as a participant in, any transaction having such purpose or effect and (B) has filed (and remains eligible to file) a Schedule 13G with the Securities and Exchange Commission pursuant to Rule 13d-1 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, and such filing remains effective.

           "Chapter 11 Case" shall mean the bankruptcy case filed by the Company in the United States Bankruptcy Court for the District of Delaware.

           "Code" shall mean the Internal Revenue Code of 1986, as amended, and any and all final and temporary Treasury regulations issued thereunder.

           "Collateral" shall mean the Collateral under, and as defined in, the Security Agreements.

           "Collateral Account" shall mean Account No. 890-0168-315 at BNY.

           "Collateral Agent" shall mean BNY in its capacity as Collateral Agent under the Security Agreements.

           "Common Stock" shall mean (i) the shares of common stock of the Company issued and outstanding on the Agreement Date, having the terms and conditions set forth in the Certificate of Incorporation, (ii) any share of common stock of the Company issued thereafter and (iii) any security convertible into, or exchangeable for, or any option, warrant or other right to acquire, any share of common stock of the Company.

           "Company" shall mean PennCorp Financial Group, Inc., a Delaware corporation, as debtor and debtor-in-possession.

           "Company Operating Budget" shall mean the operating budget of the Company as identified in Schedule 1.01(A) to this Agreement.

           "Company Security Agreement" shall mean the Security Agreement, dated as of September 4, 1998, between The Bank of New York, as Collateral Agent, and the Company, as amended.

           "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 3.03 of a Eurodollar Loan from one Interest Period to the next Interest Period.

           "Contract" shall mean (i) any agreement (whether bilateral or unilateral or executory or non-executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (ii) any deed or other instrument of conveyance,
(iii) any certificate of incorporation or charter and (iv) any by-law.

           "Convert", "Conversion" and "Converted" shall refer to conversion pursuant to Section 3.03 of Base Rate Loans into Eurodollar Loans or of Eurodollar Loans into Base Rate Loans or Eurodollar Loans of another type, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.


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

           "Court" shall mean the district or bankruptcy court before which the Chapter 11 Case is pending.

           "Cumulative Amount", as applied to any item for any period in the Company's Operating Budget, means the budgeted amount of such item for such period (without giving effect to any variance available for such period), plus the budgeted amounts of all prior periods (without giving effect to any variances available for periods).

           "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

           "Dollars" and "$" shall mean lawful money of the United States of America.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

           "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as the Company or is under common control (within the meaning of section 414(c), (m) or (o) of the Code) with the Company.

           "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the arithmetic mean, as determined by the Administrative Agent, of the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by each Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by such Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by such Reference Bank for such Interest Period. If any Reference Bank is not participating in any Eurodollar Loan during any Interest Period therefor, the Eurodollar Base Rate for such Loan for such Interest Period shall be determined by reference to the amount of the Loan which such Reference Bank would have made or had outstanding had it been participating in such Loan during such Interest Period. If any Reference Bank does not timely furnish such information for determination of any Eurodollar Base Rate, the Administrative Agent shall determine such Eurodollar Base Rate on the basis of information timely furnished by the remaining Reference Banks.

           "Eurodollar Loan" shall mean a Loan which bears interest by reference to the Eurodollar Rate.

           "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by the remainder of 1 minus the Reserve Requirement for such Loan for such Interest Period.

           "Event of Default" shall have the meaning assigned to such term in
Section 9.


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

           "Excluded Tax" shall mean and include (a) any tax imposed upon or measured by the net income or net revenues of a Bank or the Administrative Agent, as the case may be, by the jurisdiction under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or doing business, or any political subdivision thereof, and any tax imposed upon or measured by the net income or net revenues of such Bank or the Administrative Agent as the case may be, by the jurisdiction in which the Applicable Lending Office of such Bank or the Administrative Agent, is located, or any political subdivision thereof; (b) any tax (or portion thereof) that would not have been imposed if the only connection between a Bank or the Administrative Agent, as the case may be, and the jurisdiction imposing such tax were the activities of such Bank or the Administrative Agent pursuant to or in respect of this Agreement and any related documents, including, without limitation, entering into, lending money, or extending credit pursuant to, receiving payments under, or enforcing this Agreement or any related documents, and the activities of such Bank or the Administrative Agent pursuant to or in respect of this Agreement or any related documents and (c) any withholding tax collected or enforced by any governmental authority (including, without limitation, any withholding tax imposed under Section 1441 et seq. of the Code) empowered to collect or enforce such tax with respect to any payments to the Banks or the Administrative Agent, as the case may be, provided, however, that any such withholding tax will not constitute an Excluded Tax unless (A) a reasonable request has been made to the Bank or the Administrative Agent by the Company or the Administrative Agent, as appropriate, to provide a Certificate of Exemption to the Company or the Administrative Agent and (B) in the event that a Certificate of Exemption is provided by the Bank or the Administrative Agent, within fifteen (15) days of such request, the Company reasonably complies with such Certificate of Exemption; and provided, further, that (i) the definition of Excluded Tax shall not include any increase in the amount or rate of such withholding tax resulting from any change in the Applicable Law or regulations imposing such withholding tax that take effect after the Agreement Date; (ii) such Excluded Taxes shall not include any tax payable by the Administrative Agent or any Bank as a result of payments made by the Company (whether to a taxing authority or to the Administrative Agent or such Bank) pursuant to Section 4.08; and (iii) any dispute between or among any or all of the Company, the Administrative Agent and the Banks as to the amount of any such Excluded Tax payable pursuant hereto shall be resolved by the Majority Banks in their sole discretion, subject to the determination of the amount of any such Excluded Tax by the applicable taxing authority, provided, however, that this clause (iii) shall not apply to the definition of an Excluded Tax.

           "Executive Employment Agreement" shall mean the (i) Employment Agreement dated January 28, 2000 between the Company and Keith Maib, (ii) Employment Agreement dated January 28, 2000 between the Company and Scott Silverman, and (iii) Employment Agreement dated January 28, 2000 between the Company and James McDermott, in each case, as amended.

           "Exempted Property" shall have the meaning assigned to such term in
Section 8.07.

           "Existing Credit Agreement" shall mean the Credit Agreement, dated as of March 27, 1997, as amended, among the Company, each of the Banks that is a signatory thereto, the Chase Manhattan Bank, and Bank of America, N.A., as Managing Agents, Fleet National Bank, Mellon Bank, N.A., Bank of Montreal, CIBC Inc. and Dresdner Bank AG, New York Branch and signed by Grand Cayman Bank as Co-Agents, and The Bank of New York, as Administrative Agent, as amended.


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

           "Existing Indebtedness" shall mean any Indebtedness outstanding on the Petition Date.

           "Existing Liability" shall mean any Liability of a Subsidiary to another Subsidiary outstanding on the Petition Date.

           "Existing Lien" shall mean any Lien outstanding on the Petition Date.

           "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of quotations per such day on such transactions received by BNY from three Federal funds brokers of recognized standing selected by such Bank.

           "Final Cash Collateral Order" shall mean an order, in form and substance reasonably satisfactory to the Majority Banks, entered in the Chapter 11 Case, approving, after a final hearing (a) the payment of (i) interest during the Chapter 11 Case in accordance with the terms of this Agreement and (ii) all amounts payable by the Company under Sections 3.01, 3.04, 3.05(b), 5.01, 5.05 and 11.03 of this Agreement as they come due, and (b) the lifting of the automatic stay in order to (i) permit the delivery to the Company as debtor and debtor in possession of invoices indicating the amounts due and payable under clause (a), upon any sale or other disposition of Property by the Company, or otherwise pursuant to the terms of this Agreement, and (ii) permit, upon three Business Days' prior notice as provided in Section 9 hereof, the Secured Party under the Company Security Agreement to exercise its rights thereunder upon the occurrence of an Event of Default.

           "Final Order" means an order, judgment or other decree of the Court or any other court or judicial body with proper jurisdiction over the Chapter 11 Case, as the case may be, (i) which has not been reversed, stayed, modified, or amended or (ii) as to which any right to appeal or seek certiorari, review or rehearing has been waived or the time to appeal or seek certiorari review has expired.

           "Financial Officer" means a senior financial officer having a title of, and performing duties at a level, no less than vice president or a chief financial officer.

           "Forbearance Agreement" shall mean the Forbearance Agreement among the Majority Banks, the Securing Parties, the Managing Agents, the Co-Agents, the Administrative Agent and the Collateral Agent dated as of February 4, 2000.

           "Foreign Bank" shall mean any Bank (including any participant) that is not a United States person as defined in Section 7701(a)(30) of the Code.

           "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

           "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock of any corporation, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank to open a letter of credit for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

           "Incumbent Director" shall mean (i) any member of the Board of Directors of the Company as of January 31, 2000 and (ii) any individual becoming a member of the Board of Directors of the Company after January 31, 2000 whose election or nomination for election was supported by 75% of the members of the Board of Directors of the Company who then comprised the Incumbent Directors.

           "Indebtedness" shall mean, for any Person (in each case, whether such obligation is with full or limited recourse but excluding any obligations constituting reinsurance): (a) Indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities, including surplus debentures or notes whether or not characterized as liabilities for the purposes of GAAP or SAP); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services if the deferred purchase price is due more than 90 days from the date the obligation is incurred or is evidenced by a note or similar written instrument, other than (i) amounts due to brokers relating to securities transactions entered into in the ordinary course of business, (ii) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered and (iii) amounts due under long-term Contracts entered into by the Company or any of its Subsidiaries in the ordinary course of business for the outsourcing of operational services; (c) Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument; (e) any Mandatorily Redeemable Stock of such Person owned by any Person other than such Person or a Wholly-Owned Subsidiary of such Person that has no Indebtedness other than the Loans and Indebtedness owing to the Company or another such Subsidiary (the amount of such Mandatorily Redeemable Stock to be determined for this purpose as the amount payable upon redemption of such Mandatorily Redeemable Stock); (f) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property (excluding Mortgage Rolls having a duration of less than 35 days); (g) any non-contingent obligation of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or other Guarantee issued by such other Person to the extent that such reimbursement obligation remains outstanding after it becomes non-contingent; (h) Capital Lease Obligations of such Person; (i) Indebtedness of others Guaranteed by such Person; and (j) any obligation with respect to an interest rate or currency swap or similar obligation obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount thereof. The amount of any Indebtedness secured by a Lien on any property or assets owned or held by a Person which is nonrecourse to that Person shall be equal to the lesser of (x) the outstanding principal amount of the Indebtedness or (y) the fair market value of the property or asset encumbered, as determined by such Person in good faith.

           "Indenture" shall mean the Indenture, dated as of December 23, 1993, as amended, between the Company and BNY, as trustee, pursuant to which the Subordinated Notes were issued.

           "Information" shall mean data, certificates, reports, statements (including financial statements), opinions of counsel delivered to the Administrative Agent and the Banks pursuant to the provisions of the Loan Documents, documents and other information, in each case delivered by the Company or a Subsidiary (or, in the case of any such being delivered in writing by any third party, at the request of the Company or a Subsidiary) to the Administrative Agent or any Bank.

           "Insurance Company" shall mean any Subsidiary of the Company which is engaged primarily in the underwriting of insurance.

           "Interest Period" shall mean for any Eurodollar Loan each period commencing on the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first or second calendar month thereafter, as the Company may select as provided in Sections 3.03 and 4.05, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period where such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day) and (b) no Interest Period for any Eurodollar Loan shall have a duration of less than one month.

           "Interim Cash Collateral Order" shall mean an order, in form and substance reasonably satisfactory to the Majority Banks, entered in the Chapter 11 Case, approving, on an interim basis pending a final hearing (a) the payment of (i) interest during the Chapter 11 Case in accordance with the terms of this Agreement and (ii) all amounts payable by the Company under Sections 3.01, 3.04, 3.05(b), 5.01, 5.05 and 11.03 of this Agreement as they come due, and (b) the lifting of the automatic stay in order to (i) permit the delivery to the Company as debtor and debtor in possession of invoices indicating the amounts due and payable under clause (a), upon any sale or other disposition of Property by the Company, or otherwise pursuant to the terms of this Agreement, and (ii) permit, upon three Business Days' prior notice as provided in Section 9 hereof, the Secured Party under the Company Security Agreement to exercise its rights thereunder upon the occurrence of an Event of Default.

           "Investment" of any Person shall mean (a) any Capital Security, evidence of Indebtedness or other security or instrument issued by any other Person, (b) any loan, advance or extension of credit to (including Guarantees of Liabilities of), or any contribution to the capital of, any other Person and (c) any other investment in any other Person.

           "IRIS Tests" shall mean the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System, or in lieu thereof, any successor thereto, replacement thereof or substitute implemented by the NAIC.

           "Letter of Non-Exemption" shall have the meaning assigned to such term in Section 4.08(b).

           "Liability" of any Person shall mean (in each case, whether with full or limited recourse) any Indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under any Contract, Applicable Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

           "Lien" shall mean, with respect to any Property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise), (i) any mortgage, lien, pledge, charge, attachment, levy or other security interest or encumbrance of any kind thereupon or in respect thereof or (ii) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any Liability in priority to the payment of the ordinary, unsecured creditors of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

           "Loan Documents" shall mean (i) this Agreement, the Company Security Agreement, the other Security Agreements, the Forbearance Agreement, the Swiss Re Consent, the Waco Consent and the Other Consent and (ii) all other agreements, documents and instruments with, for the benefit of or in favor of the Administrative Agent or any Bank, relating to, arising out of, delivered pursuant to or in any way connected with (A) any agreement, document or instrument referred to in clause (i) or (B) any of the transactions contemplated by any agreement, document or instrument referred to in clause (i).

           "Loans" shall have the meaning ascribed to such term under the Existing Credit Agreement. The amount of each Bank's Loan outstanding on the Petition Date is set forth opposite the name of such Bank on Schedule 1.01.

           "Majority Banks" shall mean Banks holding at least 51% of the aggregate unpaid principal amount of the Loans.

           "Mandatorily Redeemable Stock" shall mean, with respect to any Person, any share of such Person's Capital Securities to the extent that it is
(i) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other Liability of such Person prior to the Maturity Date other than solely at the option of such Person (unless by its terms, such Capital Securities may not be redeemed, paid, required to be purchased or otherwise retired or extinguished, or converted into any Indebtedness or other Liability of such Person until after payment in full of all amounts payable hereunder) or (ii) convertible into stock of the type described in clause (i).

           "Maximum Permissible Rate" shall mean, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (i) civil or criminal penalties being imposed on the payee or (ii) the payee's being unable to enforce payment of (or, if collected, to retain) all or any part of such amount or the interest payable thereon.

           "Maximum Rate" has the meaning assigned to it in Section 3.01(d).

           "Mortgage Roll" shall mean a transaction in which a financial institution or insurance company sells a mortgage-backed security to a dealer and simultaneously agrees to repurchase an essentially similar security at a predetermined price on a designated future date.

           "Multiemployer Plan" shall mean a multiemployer plan defined as such in section 3(37) of ERISA to which the Company or any ERISA Affiliate is obligated to make, or has made or has been obligated to make within the preceding six years, contributions and which is covered by Title IV of ERISA.

           "NAIC" shall mean the National Association of Insurance Commissioners or any successor thereto.

           "Notes Collateral" shall have the meaning assigned to it in the Security Agreements.

           "Operating Expenses" shall have the meaning assigned to such term in
Section 2.01(c).

           "Other Consent" shall mean the Other Consent of the Majority Banks, dated as of January 31, 2000.

           "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

           "Permitted Liability" shall mean any Liability, (i) of a Subsidiary to another Subsidiary that arises after the Petition Date under the Contracts listed on Schedule 8.08(a), as such Contracts are in effect on the Agreement Date or as amended pursuant to transactions permitted hereby, (ii) created as a result of transactions permitted by the Waco Consent, the Swiss Re Consent and the Other Consent or as a result of transactions specifically permitted or required under other sections of this Agreement or under any section of any other Loan Document or (iii) permitted pursuant to the Company Operating Budget or Section 2.01(c).

           "Permitted Restrictive Covenant" shall mean (i) any covenant or restriction contained in any Loan Document, (ii) any covenant or restriction binding upon any Person at the time such Person becomes a Subsidiary of the Company if the same is not created in contemplation thereof, (iii) any covenant or restriction of the type contained in Section 8.07 that is contained in any Contract evidencing or providing for the creation of or concerning purchase money Indebtedness; provided, however, that any such covenant or restriction shall be limited in effect to the property in respect of which such purchase money Indebtedness was incurred, (iv) any covenant or restriction in effect on the Agreement Date, or (v) any covenant or restriction that (A) is not more burdensome than an existing restrictive covenant that is a Permitted Restrictive Covenant by virtue of clause (ii), (iii), (iv) or (v), (B) is contained in a Contract constituting a renewal, extension or replacement of the Contract in which such existing Permitted Restrictive Covenant is contained and (C) is binding only on the Person or Persons bound by such existing Permitted Restrictive Covenant or (vi) any covenant or restriction contained in the Swiss Re Sale Contract or the Waco Sale Contract.

           "Person" shall mean any individual, sole proprietorship, corporation, partnership, limited liability company, trust, unincorporated organization, voluntary association, joint venture, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof and, for the purpose of the definition of "ERISA Affiliate," any trade or business.

           "Petition Date" means the date of the filing of the petition commencing the Chapter 11 Case.

           "Plan" shall mean an employee benefit or other plan established or maintained by the Company, any of its Subsidiaries or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

           "Pledged Subsidiary" means a Subsidiary, the Capital Securities of which constitute Collateral.

           "Post-Default Rate" means (a)(i) in the case of Loans, the rate otherwise applicable under Section 3.01(a) and (ii) in the case of all other amounts due and payable, the Base Rate in effect from time to time plus the Applicable Base Rate Margin plus (b) in both cases, 2%.

           "Prime Rate" shall mean the prime commercial lending rate of BNY, as publicly announced to be in effect from time to time. The Prime Rate shall be adjusted automatically on the effective date of any change in such prime commercial lending rate. The Prime Rate is not necessarily BNY's lowest rate of interest.

           "Principal Office" shall mean the principal office of the Administrative Agent and BNY, presently located at One Wall Street, New York, New York 10286.

           "Property" shall mean property of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), and whether owned on, or acquired on or after, the Agreement Date.

           "Reference Banks" shall mean BNY, The Chase Manhattan Bank, Bank of America, N.A. (or the Applicable Lending Office of any of them).

           "REO Property" shall mean the Properties listed on Schedule 8.07.

           "Regulatory Change" shall mean with respect to any Bank, any law, regulation, interpretation, directive, request or guideline (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful), whether Federal, State or foreign, or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with after the Agreement Date, whether the same is (i) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, or otherwise or (ii) enacted, adopted, issued or proposed before or after the Agreement Date, including any such that imposes, increases or modifies any tax, Reserve Requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any income or franchise tax imposed upon a Bank by any jurisdiction (or any political subdivision thereof) in which such Bank or any of its Applicable Lending Offices is located.

           "Reinsurance Agreement" shall mean any agreement, Contract, treaty or other arrangement (other than Reinsurance Transactions) whereby other insurers assume insurance from any Insurance Company.

           "Reinsurance Transaction" shall mean any transaction consummated by an Insurance Company with any Person involving the reinsurance of any insurance policy then in force, including any Reinsurance Agreements that effectively represent the sale of blocks of business and/or financial reinsurance.

           "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change against any category of liabilities which includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the applicable Reserve Requirement.

           "SAP" shall mean, for any Insurance Company, the statutory accounting procedures or practices prescribed or permitted by the Applicable Insurance Regulatory Authority applied on a consistent basis.

           "Secured Obligations" shall have the meaning ascribed to that term in the Security Agreements.

           "Securing Party" shall mean each of American-Amicable Holdings Corporation, Southwestern Financial Corporation, Southwestern Financial Services Corporation, PennCorp Occidental Corp., KB Investment L.L.C., and KB Management L.L.C.

           "Security Agreements" shall mean the Company Security Agreement and each of the security agreements executed and delivered by each of the Securing Parties, as the same may from time to time be amended.

           "Securities and Instruments Collateral" shall have the meaning assigned to it in the Security Agreements.

           "Security Interest" shall mean the Liens created, or purported to be created, by the Security Agreements.

           "Statutory Statement" shall mean, for any Insurance Company, for any fiscal year of such Insurance Company, the most recent annual statement required to be filed with the Applicable Insurance Regulatory Authority and, for any fiscal quarter of such Insurance Company, the quarterly statement required by
Section 8.01(c), which quarterly statement shall be prepared in accordance with SAP.

           "Stock Collateral" shall have the meaning assigned to it in the Security Agreements.

           "Subordinated" shall mean, in the case of Indebtedness of the Company, that neither the principal of, nor interest on, such Indebtedness may be paid during a Default, without the prior written consent of the Majority Banks; all such Indebtedness of the Company payable to a Subsidiary shall, without any further action, be deemed to be Subordinated; provided that, in the case of any such Indebtedness payable to an Insurance Company or a Subsidiary of an Insurance Company, such Indebtedness shall be Subordinated only to the extent permitted under Applicable Law.

           "Subordinated Notes" shall mean the 9.25% Senior Subordinated Notes due 2003 representing Indebtedness of the Company issued pursuant to the Indenture in the aggregate original principal amount of $150,000,000.

           "Subsidiary" shall mean, for any Person, any other Person (i) securities of which having ordinary voting power to elect a majority of the board of directors (or other Persons having similar functions) (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) are at the time, directly or indirectly, owned or controlled by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (ii) other ownership interests of which ordinarily constituting a majority voting interest, including any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% are, at the time, owned or controlled, directly or indirectly, by such Person. "Wholly-Owned Subsidiary" shall mean (a) any such corporation of which all of such shares, other than directors' qualifying shares, are so owned or controlled, directly or indirectly and (b) any such partnership in which such Person and its Affiliates shall have 100% of such interests. Unless otherwise specified, a Subsidiary or a Wholly-Owned Subsidiary shall mean a Subsidiary or a Wholly-Owned Subsidiary of the Company. KB Investment Fund I, L.P., a New York limited partnership, and its Subsidiaries shall not constitute Subsidiaries.

           "Surplus" shall mean, for any Insurance Company, on any date, the amount (determined in accordance with SAP) of such Insurance Company's surplus (which amount is shown, in the case of U.S.-domiciled Insurance Companies, at the Agreement Date on the most recent Statutory Statement of each Insurance Company at page 3, line 37, column 1) as at the last day of the fiscal quarter of such Insurance Company ending on or most recently ended prior to such date.

           "Surplus Note" shall mean any surplus promissory note issued by an Insurance Company to the Company or any Subsidiary of the Company none of the ownership interests in which is either directly or indirectly owned by an Insurance Company.

           "Swiss Re Consent" means the Swiss Re Consent of the Banks dated as of January 31, 2000 among the Company and the Majority Banks.

           "Swiss Re Sale Contract" means the Stock Purchase Agreement, dated January 7, 2000, between Reassure America Life Insurance Company, an Illinois insurance company, and PennCorp Financial Group, Inc., a Delaware corporation, in the form attached to the Swiss Re Consent as Exhibit D as amended by the letter agreement among the parties dated February __, 2000, as such form may be further amended or modified from time to time after the Swiss Re Consent Effective Date (as defined in the Swiss Re Consent), provided, that any such amendment or modification was, in the sound business judgment of the Company and its Board of Directors in the best interests of the Company, and, provided, further, that any such amendment or modification of Section 2.1 of the Swiss Re Sale Contract which reduces the total consideration payable to the Company and its Subsidiaries was consented to in writing by the Majority Banks.

           "Tax" shall mean any federal, state or foreign income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding, employment, estimated and other taxes, levies, imposts, duties, licenses and registration fees and charges of any nature whatsoever imposed upon a Person or upon its assets, revenues, income or profits, including interest, penalties and other additions to such items, but does not include any Excluded Tax.

           "ULA Mortgages" shall mean the residential mortgages and non-residential mortgages that the Company was required to purchase in connection with the United Life Sale and retained by the Company.

           "Uniform Commercial Code" shall have the meaning ascribed to that term in the Security Agreements.

           "United Life Sale" shall mean the sale of assets contemplated by the United Life Purchase Contract, dated as of February 21, 1999 among ING America Insurance Holdings, Inc., the Company, Pacific Life and Accident Insurance Company, Marketing One Financial Corporation and Marketing One, Inc., as amended.

           "Unrecognized Retiree Welfare Liability" shall mean, with respect to plans, agreements or arrangements sponsored or maintained by the Company or its Affiliates that provide retiree medical benefits or other postretirement benefits other than pensions, the amount of the transition obligation, determined in accordance with Paragraph 110 of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (SFAS No. 106), that has not been recognized as an expense in the consolidated financial statements of the Company and its Affiliates.

           "Waco Consent" means the Waco Consent dated as of January 31, 2000 among the Company and the Majority Banks.

           "Waco Sale Contract" means the Stock Purchase Agreement, dated January 8, 2000, between Pioneer-Occidental Holdings Company, a Delaware corporation, and American-Amicable Holdings Corporation, a Delaware corporation, in the form attached to the Waco Consent as Exhibit C as amended by Amendment to Stock Purchase Agreement, as such form may be further amended or modified from time to time after the Waco Consent Effective Date, provided, that such amendment or modification was, in the sound business judgment of the Company and its Board of Directors in the best interests of the Company, and, provided, further, that any amendment or modification of Section 2.2 of the Waco Sale Contract which reduces the total consideration to be paid to American Amicable Holdings Corporation or its Subsidiaries was consented to in writing by the Majority Banks.

           1.02 Accounting Terms and Determinations. (a)Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall be prepared, in accordance with (in the case of the Company and its Subsidiaries on a consolidated basis) GAAP or (in the case of the Insurance Companies) SAP, as the case may be, applied on a basis consistent with that used in the preparation of the latest corresponding financial statements furnished to the Banks hereunder (which, for the first financial statements furnished pursuant to Section 8.01, shall mean the financial statements dated as of September 30,
1999).

           (b) The Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

           1.03 Types of Loans. Loans hereunder are distinguished by "type". The "type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a "type" of Loan. Each Eurodollar Loan having an Interest Period different from that of any other Eurodollar Loan, as the case may be, shall also be a different "type" of Loan.

           1.04 Loan Document.

           This Agreement shall constitute a "Loan Document", as that term is defined in the Existing Credit Agreement.

           Section 2. COLLATERAL ACCOUNT.

           2.01 Collateral Account. (a) Pursuant to the terms of the Existing Credit Agreement, the Company has established and BNY is maintaining the Collateral Account.

           (b) The Company shall deposit any and all Cash Collateral into the Collateral Account.

           (c) The Company shall be entitled to withdraw funds from the Collateral Account solely for (i) except during an Event of Default, (A) prepaying the Loans, (B) paying (1) interest on the Loans and all other amounts payable by it pursuant to Sections 3.01, 3.04, 3.05(b), 5.01, 5.03 and 11.03 of this Agreement and (2) Operating Expenses that are currently due and are identified by category on the Company Operating Budget, and (ii) during an Event of Default, paying its Secured Obligations, the Carve Out and fees payable to the United States Trustee pursuant to 28 U.S.C. ss.1930(a)(6) , provided, that no withdrawal in respect of Operating Expenses shall be made if, after giving effect thereto, and to all other withdrawals then requested to be made from the Collateral Account, the remaining balance in the Collateral Account would be less than $8,500,000. For this purpose, "Operating Expenses" means the items of the nature and type shown as such on the Company Operating Budget, plus, in the case of each such individual item, an amount equal to 120% of the Cumulative Amount of such item, minus the amounts actually expended in respect of such items during such prior periods, provided, that, for this purpose, the amount deducted for any period in respect of amounts expended in such period, shall not exceed the budgeted amount of such item for such period (without giving effect to any variance available for such period); provided further, that the aggregate amount of all such increases shall not exceed an amount equal to 115% of the original aggregate amount of all such items as shown under the Total Sources and Uses on the Company Operating Budget.

           2.02 Representation and Warranty. Each request by the Company for a withdrawal from the Collateral Account shall be deemed a representation and warranty by the Company made at the time of such request that such withdrawal is in accordance with Section 2.01 and that the funds so withdrawn will be used by the Company only for the purposes specified in Section 2.01.


           Section 3. PAYMENTS OF INTEREST; PREPAYMENTS.

           3.01 Interest on Loans. (a) The Company hereby promises to pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of the Loans made by such Bank

                     (i) during any period such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Base Rate Margin; and

                     (ii) during at any period such Loan is a Eurodollar Loan, for each Interest Period relating thereto, at the Eurodollar Rate for such Eurodollar Loan for such Interest Period plus the Applicable Margin.

           (b) Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent, for the account of each Bank, interest to the maximum extent permitted by Applicable Law at the applicable Post-Default Rate on any payment of principal of or interest on any Loan and on any other amount owing under this Agreement that shall not be paid in full when due (whether at stated maturity, by reason of notice of prepayment or acceleration or otherwise), (i) in the case of any such amounts whose due date is specified in the document providing for the payment of such amounts, for the period from and including the due date thereof to but excluding the date on which the same is paid in full (whether before or after judgment) and (ii) in all other cases, for the period from and including the third Business Day following the Company's receipt of notice from the Administrative Agent that any such amounts are due and payable, to but excluding the date on which the same is paid in full (whether before or after judgment).

           (c) Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, monthly in arrears on the last day of each month, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor, and
(iii) in the case of any Loan, when such Loan shall be due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) or Converted to a Loan of another type (but only on the principal amount so due or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks to which such interest is payable and to the Company, provided that the failure by the Administrative Agent to give such notice shall not affect the Company's obligations hereunder.

           (d) Nothing contained herein shall require the Company at any time to pay interest at a rate exceeding the Maximum Permissible Rate. If interest payable by the Company on any date would exceed the Maximum Permissible Rate, such interest payment shall automatically be reduced to such maximum permitted amount (the "Maximum Rate"). Notwithstanding the foregoing, if for any period of time interest payable pursuant to this Agreement, is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such amounts shall remain at the Maximum Rate until each Bank shall have received the amount of interest which such Bank would have received during such period had the rate of interest not been limited to the Maximum Rate during such period. Any interest actually received for any period in excess of such maximum amount permitted for such period shall be deemed to have been applied as a prepayment of the Loans.

           3.02 Lending Offices. Each type of Loan made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such type.

           3.03 Conversions or Continuations of Loans. (a) Subject to Section 3.03(b), the Company shall have the right to Convert all or part of the principal amount of Loans of one type into Loans of another type or Continue Eurodollar Loans, at any time or from time to time, provided that (i) the Company shall give the Administrative Agent notice of each such Conversion or Continuation as provided in Section 4.05 and (ii) Eurodollar Loans may be Converted only on the last day of an Interest Period therefor.

           (b) Notwithstanding anything to the contrary contained in paragraph
(a) of this Section 3.03, during a Default, the Administrative Agent may notify the Company that Loans may only be Converted into or Continued as Loans of certain specified types and, from and including the third Business Day following the Company's receipt of such notice, until no Default shall continue to exist, Loans may not be Converted into or Continued as Loans of any type other than one or more of such specified types.

           3.04 Agent Fee. The Company shall pay to the Administrative Agent for its own account, in arrears, on the last Business Day of each calendar month, commencing February 29, 2000, a non-refundable agent's fee, in the amount of $15,000 per month.

           3.05 Prepayments. (a) Optional Prepayments. Upon notice to the Administrative Agent, the Company may, at any time and from time to time, prepay the Loans in whole or in part. Amounts to be prepaid pursuant to this Section 3.05(a) shall irrevocably be due and payable on the date specified in the applicable notice of prepayment and shall be applied first to interest that is due and unpaid on such date and then to the principal amount of such Loans.

           (b) Mandatory Prepayment. Contemporaneously with the Closing (as that term is defined in the Swiss Re Sale Contract), the Company shall pay or cause to be paid to the Administrative Agent, by wire transfer to a specified account with BNY (by notice to the Company no later than 2 Business Days prior to the Closing), an amount sufficient to pay in full all Secured Obligations at the time outstanding.

           (c) Payments Required Upon Prepayments. Each prepayment of Loans made pursuant to this Section 3.05 shall be without premium or penalty, except that
(i) any prepayments shall be subject to the provisions of Section 5.05 and (ii) accrued but unpaid interest shall be payable on the amount prepaid in accordance with Section 3.01(c).


           Section 4. PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

           4.01 Payments. (a) Except to the extent otherwise provided herein, all payments of principal and interest to be made by the Company under this Agreement shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at account number 890-0168-897 maintained by the Administrative Agent with BNY at its Principal Office, or at such other address as the Administrative Agent may designate by notice to the Company not later than 1:00 p.m. (New York City time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

           (b) Any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by the Company by such time to any ordinary deposit account of the Company with such Bank (with notice to the Company) with the Company remaining liable for any deficiency, and the Company hereby expressly so authorizes the Administrative Agent and each Bank.

           (c) The Company shall, at the time of making each payment under this Agreement for the account of any Bank, specify to the Administrative Agent (which will so notify such Bank) the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, such Bank may apply such payment received by it from the Administrative Agent to such amounts then due and owing to such Bank hereunder as such Bank may determine), but in all cases such payments shall be applied to avoid, to the extent reasonably possible, charges under Section 5.05.

           (d) Except as otherwise specifically provided in this Agreement, each payment received by the Administrative Agent under this Agreement, for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds.

           (e) If the due date of any payment under this Agreement or any other Loan Document, would otherwise fall on a day which is not a Business Day, such date shall be the next succeeding Business Day unless, in the case of a payment of the principal of Loans, such extension would cause payment to be made in the next calendar month, in which case such date shall be the next preceding Business Day. If the date on which any payment hereunder or any other Loan Document is due is extended (whether by operation of any provision hereof or of such other Loan Document, Applicable Law or otherwise) such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

           4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) the Conversion and Continuation of Loans of a particular type (other than Conversions provided for by Section 5.04) shall be made pro rata among the Banks according to the principal amounts of their outstanding Loans and the then current Interest Period for each Loan of such type shall be coterminous; (c) each payment or prepayment of principal of Loans by the Company shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans held by the Banks; and (d) each payment of interest on Loans by the Company shall be made for account of the Banks pro rata in accordance with the amounts of interest due and payable to the respective Banks.

           4.03 Computations. Interest on Base Rate Loans calculated on the basis of the Federal Funds Rate, interest on Eurodollar Loans, and fees set forth herein shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans calculated on the basis of the Prime Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

           4.04 Minimum Amounts. Except for Conversions, Continuations or prepayments made pursuant to Section 5.04, each Conversion and Continuation of Loans shall be in an aggregate principal amount of at least $3,000,000 and in integral multiples of $1,000,000 in excess thereof (Conversions or prepayments of or into Loans of different types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate Conversions for purposes of the foregoing, one for each type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans of each type having the same Interest Period shall be greater than or equal to $3,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Eurodollar Loans shall be Converted to Base Rate Loans at the beginning of such period.

           4.05 Certain Notices. Notices by the Company to the Administrative Agent of Conversions, Continuations and prepayments of Loans, and of the type of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than noon New York time on the number of Business Days specified below prior to the date of the relevant termination, reduction, Conversion, Continuation or prepayment or prior to the first day of the relevant Interest Period:

                                                            Number of Business
                                                            Days' Prior Notice

           Conversions into Base Rate Loans                         1

           Conversions into, Continuations of, or
           duration of Interest Period for, Eurodollar
           Loans                                                    3

Each such notice of Conversion, Continuation or prepayment shall specify the Loans to be Converted, Continued or prepaid and the amount (subject to Section 4.04) and type of each Loan to be Converted, Continued or prepaid and the date of Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Company fails to select the type of Loan, or the duration of any Interest Period, for any Eurodollar Loan within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan)) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

           4.06 Sharing of Payments, Etc. (a) During an Event of Default, the Administrative Agent and each Bank are hereby authorized by the Company, at any time and from time to time, without notice (notwithstanding the provisions of Sections 105 and 362 of the Bankruptcy Code, and without application or motion to or order from the Court), (a) to set-off against, and to appropriate and apply to the payment of, the Liabilities of the Company under the Loan Documents (whether owing to the Administrative Agent or a Bank and whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all Liabilities owing by the Administrative Agent or such Bank or any of their respective Affiliates to the Company (whether payable in Dollars or any other currency, whether matured or unmatured and, in the case of Liabilities that are deposits, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States), with the Company remaining liable for any deficiency and (b) to suspend the payment and performance of such Liabilities owing by the Administrative Agent, such Bank or their respective Affiliates and, in the case of Liabilities that are deposits, to return as unpaid for insufficient funds any and all checks and other items drawn against such deposits.

           (b) (i) Each Bank agrees that, if, for any reason, including as a result of (A) the exercise of any right of counterclaim, set-off, banker's lien or similar right, (B) its claim in any applicable bankruptcy, insolvency or other similar law being deemed secured by a debt owed by it to the Company, including but not limited to a claim deemed secured under Section 506 of the Bankruptcy Code or under any similar section of any other law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, or (C) the allocation of payments by the Administrative Agent or the Company in a manner contrary to the provisions of
Section 4.02, such Bank shall receive payment of a proportion of the aggregate amount due and payable to it hereunder as principal, interest or facility fees that is greater than the proportion received by any other Bank in respect of the aggregate of such amounts due and payable to such other Bank hereunder, then the Bank receiving such proportionately greater payment shall purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the rights of the other Banks hereunder so that all such recoveries with respect to such amounts due and payable hereunder (net of costs of collection) shall be pro rata; provided that if all or part of such proportionately greater payment received by the purchasing Bank is thereafter recovered by or on behalf of the Company from such Bank, such purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such Bank to the extent of such recovery, but without interest (unless the purchasing Bank is required to pay interest on the amount recovered to the Person recovering such amount, in which case the selling Bank shall be required to pay interest at a like rate).

           (c) The Company expressly consents to the foregoing arrangements and agrees that any holder of a participation in any rights hereunder so purchased or acquired pursuant to Section 4.06(b) shall, with respect to such participation, be entitled to all of the rights of a Bank under Sections 4.06(a), 5.01 and 11.03, and the definition of "Applicable Margin" in Section
1.01 and may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation.

           (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of the Company.

           4.07 No Reductions. All payments due to the Administrative Agent or any Bank under this Agreement, and all other terms, conditions, covenants and agreements to be observed and performed by the Company hereunder, shall be made, observed or performed by the Company without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or Tax, except for any withholding or deduction for Taxes required to be withheld or deducted under Applicable Law.

           4.08 Taxes. (a) Except as otherwise provided herein, if any Tax is required to be withheld or deducted from, or is otherwise payable by the Company in connection with, any payment due to the Administrative Agent or any Bank under this Agreement, the Company (i) shall, if required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with Applicable Law and

(ii) shall pay to the Administrative Agent or such Bank, as applicable, (A) such additional amounts as may be necessary so that the net amount received by the Administrative Agent or such Bank with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable under this Agreement and (B) an amount equal to all Taxes payable by the Administrative Agent or such Bank as a result of payments made by the Company (whether to a taxing authority or to the Administrative Agent or such Bank) pursuant to this Section 4.08. If any Tax is withheld or deducted from, or is otherwise payable by the Company in connection with, any payment due to the Administrative Agent or any Bank under this Agreement, the Company shall, within 30 days after the date of such payment, furnish to the Administrative Agent or such Bank, as applicable, the original or a certified copy of a receipt for such Tax from the applicable taxing authority.

           (b) Each Foreign Bank as to which payments to be made under this Agreement are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall, no later than thirty (30) days after executing this Agreement, provide to the Company and the Administrative Agent (1) a properly completed and executed Internal Revenue Service Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Bank's entitlement to such exemption or reduced withholding rate with respect to payments to be made to such Foreign Bank under this Agreement and under the Notes (a "Certificate of Exemption") or
(2) a letter from any such Foreign Bank stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Bank under this Agreement and within thirty (30) days after a reasonable written request of the Company or Administrative Agent from time to time thereafter, each Foreign Bank that becomes a Bank under this Agreement after the Agreement Date shall provide a Certificate of Exemption or Letter of Non-Exemption to the Company and Administrative Agent.

           (c) If a Foreign Bank is entitled to an exemption from United States withholding tax with respect to payments to be made to such Foreign Bank under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to the Company and Administrative Agent within the time period set forth in the preceding paragraph, then the Company shall withhold Taxes from payments to such Foreign Bank at the applicable statutory rates and, notwithstanding any provisions to the contrary in Section 4.08(a), shall not be required to pay any additional amounts as a result of such withholding; provided, however, that all such withholding shall cease upon delivery by such Foreign Bank of a Certificate of Exemption to the Company and the Administrative Agent.

           (d) Before making any demand for an additional payment under Section 4.08(a), each Bank shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if such designation would avoid the need for or reduce the amount of any payments that the Company must make under Section 4.08(a) and would not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America; provided, however, that if such Bank shall not designate a different lending office as provided above, the Company may, on ten (10) Business Days' prior written notice to the Administrative Agent and such Bank, cause such Bank to

(and such Bank shall, upon payment in full by the assignee Bank of all amounts outstanding in respect of such Bank's Loan, including accrued interest thereon, all amounts payable pursuant to Section 5.05 and all other amounts due and payable to such Bank hereunder) assign (against payment of principal, accrued and unpaid interest and other amounts due to such Bank) all of its rights and obligations under this Agreement and related documents to a bank or other entity selected by the Company and approved by the Administrative Agent, which approval shall not be unreasonably withheld.


           Section 5. YIELD PROTECTION AND ILLEGALITY.

           5.01 Additional Costs, Etc. (a) Company shall pay directly to the Administrative Agent for the account of each Bank from time to time such amounts as such Bank may determine in good faith to be necessary to compensate it for any costs which such Bank determines are attributable to its maintaining any Eurodollar Loans, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                     (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

                     (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in
           Section 1.01); or

                     (iii) imposes any other condition affecting this Agreement.

If any Bank requests compensation from the Company under this Section 5.01(a), the Company may, by notice to the Administrative Agent (who shall promptly send a copy of such notice to such Bank), suspend the obligation of such Bank to Continue Loans of the type with respect to which such compensation is requested, or to Convert Loans of any other type into Loans of such type, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

           (b) Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay directly to the Administrative Agent for the account of each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office), pursuant to any law or regulation or any interpretation, directive or guideline (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any court or governmental or monetary authority following any Regulatory Change, of capital in respect of its Loans

(such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office) to a level below that which such Bank (or any Applicable Lending Office) could have achieved but for such law, regulation, interpretation, directive or guideline).

           (c) Each Bank will notify the Company through the Administrative Agent of any event occurring after the Agreement Date of this Agreement that will entitle such Bank to compensation under paragraph (a) or (d) of this
Section 5.01 as promptly as practicable, but in any event within 60 days after such Bank obtains actual knowledge thereof; provided, however, that if any Bank fails to give such notice within 60 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 60 days prior to the date that such Bank does give such notice; and provided, further, that each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation, will be consistent with the internal policy of such Bank and applicable legal and regulatory restrictions and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company through the Administrative Agent a certificate, signed by an officer with knowledge of and responsibility for such matters, and setting out in reasonable detail the basis, calculation and amount of each request by such Bank for compensation under paragraph (a) or (d) of this
Section 5.01. Determinations and allocations by any Bank for purposes of this
Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a),
(b), (c) or (d) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

           (d) If circumstances set forth in this Section 5.01 subsequently change so that any affected Bank shall determine that it is no longer so affected, such Bank will promptly notify the Company and the Administrative Agent, upon receipt of such notice, the obligations of such Bank to Continue Eurodollar Loans as, or to Convert Loans of any type into, Eurodollar Loans shall be reinstated.

           5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

           (a) the Administrative Agent determines in good faith, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in
Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

           (b) the Majority Banks determine in good faith, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks of maintaining such Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with Section 3.03.

           5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Bank's obligation to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended until such time as such Bank may again maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

           5.04 Treatment of Certain Loans. If the obligation of any Bank to Continue, or to Convert Loans of any other type into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03, such Bank's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion required by Section 5.01(a) or 5.03, on such earlier date as such Bank may specify to the Company with a copy to the Administrative Agent), provided that if any Conversion is made at the request of a Bank that is not otherwise required pursuant to the terms of this Agreement and that is not (as such Bank shall, in its sole discretion, determine) necessary as the result of any Regulatory Change, no prepayment fee or premium shall be payable hereunder and no compensation pursuant to Section 5.05 shall be payable, and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 which gave rise to such Conversion no longer exist:

           (a) to the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

           (b) all Loans which would otherwise be Continued by such Bank as Eurodollar Loans shall be Continued instead as Base Rate Loans and all Loans of such Bank which would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Bank gives notice to the Company (with a copy to the Administrative Agent) that the circumstances specified in Section 5.01 or 5.03 which gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Bank's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata (as to principal amounts, types and Interest Periods) in accordance with the principal amounts of the outstanding Loans.

           5.05 Compensation. The Company shall pay to the Administrative Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

           (a) any payment, prepayment or Conversion of a Eurodollar Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9) on a date other than the last day of the Interest Period for such Loan (except as provided in Section 5.04); or

           (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions to effectiveness specified in
Section 6 to be satisfied) to Convert a Eurodollar Loan from such Bank or to make any payment of principal thereof or interest thereon on the due date for such conversion or payment.

Without limiting the effect of the preceding sentence, (i) such compensation shall include an amount equal to the excess, if any, of (x) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or Converted for the period from the date of such payment, prepayment, Conversion to the last day of the then current Interest Period for such Loan (if such Loan is a Eurodollar Loan) at the applicable rate of interest for such Loan provided for herein over (y) the interest component of the amount such Bank would have bid in the London interbank market (if such Loan is a Eurodollar
Loan) for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank) and (ii) such Bank shall use reasonable efforts to avoid the need for, or reduce the amount of, such compensation in excess of the amount referred to in the foregoing clause (i).


           Section 6. CONDITIONS TO EFFECTIVENESS.

           This Agreement shall not become effective until such time as:

           (a) This Agreement has been executed and delivered by the Company, each of the Banks and the Administrative Agent; and

           (b) The Court shall have entered the Interim Cash Collateral Order.


           Section 7. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Banks that:

           7.01 Corporate Existence. Each Subsidiary that is a Securing Party
(a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation; (b) has all requisite power, and has all material governmental licenses, authorization, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and in good standing in all jurisdictions in which the character of its assets or the nature of the business conducted by it makes such qualification as a foreign Person necessary and where failure to so qualify has had or could reasonably be expected to have a material adverse effect on the value of the assets that are Collateral under its Security Agreement or on the legal, valid, binding or enforceable nature of its Security Agreement or the ability of that Subsidiary to perform its obligations thereunder.

           7.02 Financial Condition. The Statutory Statements (including the notes thereto) of each Insurance Company for the quarter ended at September 30, 1999 prepared in accordance with statutory accounting practices and filed with the Applicable Insurance Regulatory Authority, fairly present the financial condition of such Insurance Company as at said dates and its results of operations for the nine months ended at September 30, 1999 in accordance with statutory accounting practices as required or prescribed by any Applicable Insurance Regulatory Authority. Since September 30, 1999, there has been no material adverse change in the financial condition, results of operations, business or business prospects of the Insurance Companies, taken as a whole, except for changes caused by the transactions contemplated by the Swiss Re Consent, the Waco Consent and the Other Consent.

           7.03 Litigation. Except as set forth on Schedule 7.03, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or threatened (nor, to the knowledge of the Company and its Subsidiaries, is there any basis therefor) against or, to the best knowledge of the Company, in any other way relating to or affecting, any Subsidiary that is a Securing Party, any of its business or properties or any of the Loan Documents to which it is a party, which could reasonably be expected to have a material adverse effect on its financial condition, operations or business or on the legal, valid, binding or enforceable nature of such Loan Documents or the ability of such Subsidiary to perform its obligations thereunder.

           7.04 Accuracy of Information. (a) All Information furnished to the Administrative Agent and each Bank by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement, at the time the same was so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any Information prepared in the ordinary course of business, was complete and correct in all material respects in the light of the purpose for which the same was prepared, and, in the case of any Information the preparation of which was requested by the Administrative Agent or any Bank, was complete and correct in all material respects to the extent necessary to give the Administrative Agent or such Bank true and accurate knowledge of the subject matter thereof, (ii) did not contain any untrue statement of a material fact, and (iii) did not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

           (b) The delivery of any Information shall constitute a representation and warranty by the Company (irrespective of the identity of the Person delivering such Information) that such Information complies with Section 7.04(a), and such representation and warranty shall, for purposes of Section 9(b), be deemed to have been made at the time delivered.

           7.05 Security Interest. The Security Interest is valid, perfected and enforceable against the Person that is defined as the "Company" under the applicable Security Agreement and all third parties, in accordance with the terms of such Security Agreement, as security for the Secured Obligations and the Collateral (as defined in such Security Agreement) is not, nor is any financing asset that is the subject of any security entitlement that is such Collateral, subject to any Lien that is prior to, on a parity with, or junior to such Security Interest, except, in the case of Collateral that is not Securities and Instruments Collateral, Stock Collateral or Notes Collateral, Liens permitted under Section 8.07 of the Existing Credit Agreement or the Cash Collateral Agreement (other than under clause (c) or (d) thereof).

           The foregoing representations and warranties shall be deemed to have been made as of the Agreement Date and as of the time of each request by the Company for a withdrawal from the Collateral Account.


           Section 8. COVENANTS OF THE COMPANY. The Company agrees that, until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Company hereunder:

           8.01 Financial Statements. The Company shall deliver to the Administrative Agent with a copy for each of the Banks:

           (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, unaudited consolidated statements of income, retained earnings and changes in financial position (or statement of cash flow, as the case may be) of the Company and its Subsidiaries, together with unaudited statements of income and cash flow of the Company, for such period and for the period from the beginning of the respective fiscal year to the end of such period, setting forth in each case in comparative form the corresponding consolidated figures and figures of the Company as at the end of the corresponding period in the preceding fiscal year of the Company, and the related unaudited consolidated balance sheet of the Company and its Subsidiaries and balance sheet of the Company as at the end of such period, setting forth in comparative form the corresponding consolidated figures and figures of the Company for the preceding fiscal year of the Company, accompanied by a certificate of a Financial Officer of the Company stating that said financial statements fairly present in all material respects the consolidated financial condition and results of operations, as the case may be, of the Company and its Subsidiaries, and, in the case of the financial statements of the Company, the financial condition and results of operations, as the case may be, of the Company, all in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject only to normal year-end audit adjustments and the absence of footnotes);

           (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, (i) unaudited consolidated statements of income, retained earnings and changes in financial position (or statement of cash flow, as the case may be) of the Company and its Subsidiaries, together with unaudited statements of income and cash flow of the Company, for such year and the related unaudited consolidated balance sheet of the Company and its Subsidiaries and unaudited balance sheet of the Company, each as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures and figures of the Company for the preceding fiscal year of the Company and (ii) a certificate of a Financial Officer of the Company stating (A) that said financial statements of the Company (other than the consolidated financial statements) fairly present in all material respects the financial condition and results of operations, as the case may be, of the Company in accordance with GAAP, except for the absence of footnotes, consistently applied, as at the end of, and for, such fiscal year and (B) that, in making the examination necessary for such certificate, such Financial Officer obtained no knowledge, except as specifically stated, of any Default;

           (c) as soon as available and in any event at the time the Statutory Statements of the Insurance Companies are filed with the appropriate regulatory authorities, summary Statutory Statements (prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authorities) of the Insurance Companies by group (comparable from fiscal quarter to fiscal quarter) for each fiscal quarter, accompanied by a certificate of a Financial Officer of the Company which certificate shall state that such financial statements present the financial condition of such Insurance Companies in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authorities;

           (d) as soon as available and in any event at the time the same are filed with the appropriate regulatory authorities, the unaudited and audited annual Statutory Statement of such Insurance Company (prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority) for such year and as filed with the Insurance Department of the applicable State, accompanied by (i) a certificate of a treasurer or senior Financial Officer of such Insurance Company stating that said Statutory Statement presents the financial condition of such Insurance Company in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority and (ii) a certificate of the valuation actuary of such Insurance Company, affirming the adequacy of reserves taken by such Insurance Company in respect of future policyholder benefits as at the end of such fiscal year;

           (e) concurrently with the filing thereof, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any successor thereto);

           (f) promptly upon the mailing thereof to the shareholders of the Company generally and to the extent not previously provided to the Administrative Agent and the Banks, copies of all financial statements, reports and proxy statements so mailed;

           (g) promptly after the Company knows or has reason to know that any Default or Event of Default has occurred, a notice describing such Default in reasonable detail and stating that it is a "Notice of Default", and together with such notice or as soon thereafter as possible, a description of the action that the Company has taken and proposes to take with respect thereto;

           (h) as soon as received by the Company or any Subsidiary, (i) a copy of the final report to each Insurance Company from NAIC for each fiscal year as to such Insurance Company's compliance or noncompliance with each of the IRIS Tests and (ii) a copy of Best's rating analysis for such Insurance Company for such fiscal year;

           (i) as soon as received, a copy of any notice of termination or cancellation of any Reinsurance Agreement or arrangement (other than those entered in the ordinary course of business) to which any of the Insurance Companies is a party to the extent such termination or cancellation could reasonably be expected to have a material adverse effect on the consolidated financial condition, operations or business of the Company and its Subsidiaries, taken as a whole or on the legal, valid, binding or enforceable nature of the Loan Documents or the ability of the Company to perform its obligations thereunder;

           (j) copies of all material reports, filings and other materials sent to governmental authorities (including any Applicable Insurance Regulatory Authority) by the Company or any of the Insurance Companies not later than seven
(7) days after such filings are made, including, without limitation, filings which seek approval of governmental authorities (including any Applicable Insurance Regulatory Authority) with respect to transactions among any of the Insurance Companies or any of their respective Affiliates;

           (k) immediately, notice of actual or threatened suspension, termination or revocation of any license (including, without limitation, any license or certificate of authority from any Applicable Insurance Regulatory Authority), permit or authorization to transact insurance and reinsurance business of the Company or any Subsidiary by any governmental authority (including any Applicable Insurance Regulatory Authority), including any request by any governmental authority, which commits the Company or such Subsidiary to take or refrain from taking any action or which otherwise affects the authority of the Company or such Subsidiary to conduct its business, except where any such suspension, termination or revocation, singly or in the aggregate, has not had and could not in the aggregate reasonably be expected to have a material adverse effect on the consolidated financial condition, operations or business of the Company and its Subsidiaries, taken as a whole or on the legal, valid, binding or enforceable nature of the Loan Documents or the ability of the Company to perform its obligations thereunder;

           (l) as soon as possible, and in any event within ten days after the Company knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a Financial Officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                     (i) any reportable event, as defined in section 4043(c) of ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event;

                     (ii) the filing under section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                     (iii) the institution by PBGC of proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                     (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under section 4041A of ERISA;

                     (v) the institution of a proceeding by a "fiduciary" (within the meaning of Section 3(21) of ERISA) of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                     (vi) the increase of benefits under any existing plan, agreement or arrangement, or the establishment of or contribution to any new plan, agreement or arrangement, in each case by the Company or any of its Affiliates who are included in the Company's consolidated financial statements, and which in each case would have the effect of increasing the Unrecognized Retiree Welfare Liability in a manner reasonably expected to result in a material Liability;

           (m) from time to time such other information regarding the business, affairs or financial condition of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Administrative Agent or any Bank may reasonably request; and

           (n) as soon as available (i) any ongoing regulatory review of any Insurance Company, and (ii) all material information pertaining to the status of the Waco Sale Contract and the Swiss Re Sale Contract.

           8.02 Perfection of Security Interests. Notwithstanding the provisions of Sections 105 and 362 of the Bankruptcy Code, and without application or motion to or order from the Court, the Company will, and will cause each Subsidiary that is a Securing Party to deliver to the applicable Collateral Agent, within two Business Days of its receipt thereof, all Collateral (other than the ULA Mortgages) that is an instrument, investment property, chattel paper or a document and with respect to which the Security Interest therein may be perfected by possession, including, in the case of the Company, when and if received by the Company, the shares of the Capital Securities of Southwestern Life Insurance Company and Security Life and Trust Insurance Company unless such Collateral is contributed or sold to an Insurance Company that is a Subsidiary of the Company as permitted pursuant to the Swiss Re Consent or such Collateral is sold to a third party and the proceeds of such sale to a third party are, simultaneously with receipt thereof, used for the repayment of Secured Obligations.

           8.03 Litigation. The Company will promptly give the Administrative Agent notice of all pending or overtly threatened legal or arbitral proceedings, and of all pending or overtly threatened proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting any

Subsidiary that is a Securing Party or a Pledged Subsidiary, except proceedings or developments which could not reasonably be expected to have a material adverse effect on the financial condition, operations or business of such Subsidiary, or on the legal, valid, binding or enforceable nature of its Security Agreement or the ability to perform its obligations thereunder.

           8.04 Corporate Existence, Etc. The Company will, and will cause each of the Securing Parties and Pledged Subsidiaries to: (a) preserve and maintain its (x) existence and (y) all of its material rights, privileges, licenses, permits and franchises, unless, in the reasonable business judgment of the Company, such Securing Party or Pledged Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights or franchises and such failure to preserve and maintain such rights or franchises could not reasonably be expected to have a material adverse effect on the financial condition, operations or business of such Securing Party and its Subsidiaries, taken as a whole, or on the legal, valid, binding or enforceable nature of its Security Agreement or its ability to perform its obligations thereunder; (b) in the case of each Securing Party and Pledged Subsidiary, comply with Applicable Law (including any Applicable Law relating to any employee benefit plan) if failure to comply with such requirements could reasonably be expected to have a material adverse effect on the financial condition, operations or business of such Securing Party and its Subsidiaries, taken as a whole, or on the legal, valid, binding or enforceable nature of its Security Agreement or its ability to perform its obligations thereunder; (c) in the case of the Company, to the extent required or permitted by the Bankruptcy Code or the Court and in the case of each Securing Party and Pledged Subsidiary, pay and discharge when due all material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; provided that each such Securing Party and Pledged Subsidiary shall have the right to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the validity or amount of such claims; (d) take all actions, and obtain all authorizations, consents, approvals, licenses and exemptions from or of, make all registrations or filings with, or reports or notices to, any governmental unit, required so that the obligations of the Company, the Securing Parties and the Pledged Subsidiaries under the Loan Documents that they are parties to will at all times be legal, valid, binding and enforceable in accordance with their respective terms, except as enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, whether at law or in equity (including principles of good faith and fair dealing); (e) in the case of each Securing Party and Pledged Subsidiary, maintain all of its material Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; (f) keep adequate records and books of account in which complete entries will be made in accordance with GAAP or SAP, as the case may be, reflecting all of its financial transactions; and (g) upon reasonable notice, permit representatives of the Administrative Agent or, after the occurrence and during the continuance of a Default and provided that all Banks wishing to take any of the actions set forth in this clause (g) use reasonable efforts to take such actions collectively, as arranged by the Administrative Agent, any Bank, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Administrative Agent or such Bank (as the case may be).

           8.05 Insurance. The Company will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons.

           8.06 Prohibition of Fundamental Changes. (a) Mergers etc. The Company will not permit any of its Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) other than those set forth on
Schedule 8.06(a).

           (b) Acquisitions; Investments. The Company will not, and will not permit any of its Subsidiaries to, acquire (including by way of merger, consolidation or amalgamation) any business or Property from, or make any Investments in, or be a party to any acquisition of, any Person except for (i) acquisitions of Property and Investments made in the ordinary course of business and (ii) acquisitions of Property or the making of Investments specifically permitted or required under other sections of this Agreement or under any of the other Loan Documents;

           (c) Dispositions etc. The Company will not, and will not permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of (including by way of merger, consolidation or amalgamation), in one transaction or a series of transactions, any Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests) except for (i) dispositions of assets in the ordinary course of business that are not to Affiliates; (ii) dispositions of assets as pursuant to the Swiss Re Consent, the Waco Consent and the Other Consent, (iii) dispositions of assets that constitute payment of Indebtedness or Liabilities under Sections 8.08(a) or
(b), respectively, (iv) dispositions or withdrawals from the Collateral Account permitted under Section 2.01(c), (v) dispositions of the ULA Mortgages and the REO Property and (vi) other dispositions of assets (other than referred to in clauses (i) through (iv) hereof) specifically permitted or required under other Sections of this Agreement or under any section of any other Loan Document.

           8.07 Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except, in the case of the Company, Existing Liens and Liens permitted under clauses (a),
(b), (e), (f) and (g) on the REO Property, and, except, in the case of the
Subsidiaries:

           (a) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP or SAP, as the case may be;

           (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business;

           (c) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation, but only to the extent any such Lien attaches to Property that is not Exempted Property (as hereinafter defined);

           (d) deposits to secure the performance of bids, trade Contracts (other than for borrowed money), utilities, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, but only to the extent any such Lien attaches to Property that is not Exempted Property (as hereinafter defined);

           (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which are not material in amount, and which, in the aggregate, do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of any Subsidiary;

           (f) Liens upon Property acquired in the ordinary course of business after the Agreement Date (by purchase, construction or otherwise) by the Company or any Subsidiary, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the respective Property; provided that no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the respective Property so acquired and improvements thereon; and provided, further, that the principal amount of Indebtedness (other than non-recourse Indebtedness) secured by any such Lien shall at no time exceed 75% of the fair market value (as determined in good faith by a Financial Officer of the Company or such Subsidiary and certified by such Person to the Administrative Agent, with copy for each Bank) of the respective property at the time it was acquired (by purchase, construction or otherwise);

           (g) any extension, renewal or replacement of the Liens permitted in clauses (a) through (f) and clause (h), provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property); and

           (h) Existing Liens.

           As used herein, "Exempted Property" shall mean Property that is Securities and Instruments Collateral, Stock Collateral or Notes Collateral (in each case, as defined in the Security Agreements).

           8.08 Indebtedness; Liabilities. (a) The Company will not, and will not permit any of its Subsidiaries to, create, incur, or suffer to exist any Indebtedness except, in the case of the Company, Existing Indebtedness and Indebtedness permitted in clause (a)(vi) below and, except, in the case of the
Subsidiaries:

                     (i) Existing Indebtedness;

                     (ii) Indebtedness evidenced by the Surplus Notes and other Indebtedness of Subsidiaries to the Company;

                     (iii) surety bonds issued in respect of obligations described in Section 8.07(d);

                     (iv) Existing Liabilities to the extent they constitute Indebtedness of a Subsidiary to another Subsidiary;

                     (v) Indebtedness created as a result of transactions permitted by the Waco Consent, the Swiss Re Consent or the Other Consent; and

                     (vi) Indebtedness upon Property acquired after the Petition Date secured by Liens permitted by Section 8.07(f).

           (b) The Company will not permit any of its Subsidiaries to create, incur or suffer to exist any Liabilities to another Subsidiary except:

                     (i) Existing Liabilities;

                     (ii) Permitted Liabilities; and

                     (iii) Liabilities specifically permitted or required under other sections of this Agreement or the other Loan Documents.

           8.09 Lines of Business. Neither the Company nor any of its Subsidiaries shall (a) engage in any line or lines of business activity other than the businesses in which they are engaged on the Agreement Date and businesses reasonably related thereto, (b) expand directly into any new markets in which they do not currently engage in business, other than into any state in the United States, any province of Canada or, in connection with providing insurance to any U.S. military personnel or their families, any other country in which such personnel are located or (c) expand into product lines which are substantially different from, or which are not reasonably related and supplemental to, those in which the Company or its Subsidiaries are presently engaged.

           8.10 Transactions with Affiliates. The Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, effect any transaction with any Affiliate on a basis less favorable than would at the time be obtainable for a comparable transaction in an arms-length dealing with an unrelated third party; provided that the Company may enter into the Executive Employment Agreements and the transactions contemplated thereby and may consummate the transactions contemplated by the Loan Documents.

           8.11 Modifications of Basic Documents. The Company will not, and will not permit any of its Subsidiaries to, enter into or consent to any amendment, supplement or other modification of its Basic Documents, other than amendments to Surplus Notes required by Applicable Insurance Regulatory Authorities other than to effectuate the transactions permitted pursuant to the Waco Consent, the Swiss Re Consent, the Other Consent or Section 8.06.

           8.12 Limitation on Restrictive Covenants. Except as permitted by the Waco Consent, the Swiss Re Consent or the Other Consent, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, permit to exist, at any time, any consensual agreement limiting the ability (whether by covenant, event of default, subordination or otherwise) of any Subsidiary to (i) pay dividends or make any other distributions on shares of its capital stock held by the Company or any other Subsidiary, (ii) pay any obligation owed to the Company or any other Subsidiary, (iii) make any loans or advances to or Investments in the Company or in any other Subsidiary, (iv) transfer any of its Property or assets to the Company or any other Subsidiary, or (v) create any Lien upon the Property or assets of the Company or any of its Subsidiaries whether now owned or hereafter acquired or upon any income or profits therefrom, except that this
Section 8.12 shall not apply to Permitted Restrictive Covenants.

           8.13 Restricted Payments. (a) The Company shall not make any payment on account of any purchase, redemption, retirement, exchange, conversion of or dividend on any of the Company's Capital Securities.

           (b) The Company shall not permit any Subsidiary to make any payment on account of (i) any dividend on the Company's Capital Securities or (ii) any purchase, redemption, retirement, exchange or conversion of any of such Subsidiary's Capital Securities other than to effectuate the transactions permitted pursuant to the Waco Consent, the Swiss Re Consent or the Other Consent.

           8.14 Issuance or Disposition of Capital Securities. The Company will not, and will not permit any of its Subsidiaries to, issue any of its Capital Securities or sell, transfer or otherwise dispose of any Capital Securities of any Subsidiary other than to effectuate the transactions permitted pursuant to the Waco Consent, the Swiss Re Consent or the Other Consent or as permitted pursuant to Schedule 8.06(a).

           8.15 Reinsurance Transactions. The Company will not, and will not permit any of its Subsidiaries to enter into any Reinsurance Transaction, except for (a) Reinsurance Transactions that are entered into in the ordinary course of an Insurance Company's business and that are limited to and consist only of the ceding of risks that are in excess of such Insurance Company's retention limits and (b) the Reinsurance Transactions contemplated by the Swiss Re Sale Contract or the Waco Sale Contract.

           8.16 Bank Accounts. The Company will not, and will not permit any Subsidiary (other than an Insurance Company or a Subsidiary of an Insurance Company) to open any Bank Account, without the prior written consent of the Administrative Agent; provided, however the Administrative Agent will not unreasonably withhold its consent to the establishment of new Bank Accounts if required pursuant to the operating procedures required by the Court or the Bankruptcy Code and guidelines established thereunder, provided further that the Liens and Security Interests of the Collateral Agent on behalf of the Banks would attach to any such new Bank Account.

           Section 9. EVENTS OF DEFAULT. If one or more of the following events (herein called "Events of Default") shall occur and be continuing, whatever the reason for such event and whether it shall be voluntary or involuntary or within or without the control of the Company or any Subsidiary, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

           (a) The Company shall fail to pay any principal of any Loan when and as due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and in accordance with the terms of this Agreement; or the Company shall fail to pay any interest on any Loan or any other amount payable to the Administrative Agent or the Banks by it hereunder, or under the Cash Collateral Orders, when and as due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and in accordance with the terms hereof or such Cash Collateral Orders and such failure shall continue unremedied for three Business Days; or

           (b) Any representation, warranty or certification made or deemed made by the Company hereunder, or any certificate furnished by, at the request of or on behalf of the Company or any Subsidiary to the Administrative Agent or any Bank pursuant to the provisions hereof shall prove to have been false or misleading as of the time made or furnished in any material respect (for this purpose, certificates furnished by a Financial Officer pursuant to Section 8.01(a) or (b) shall be deemed to be certificates furnished "on behalf of the Company"); or

           (c) (i) The Company shall default in the performance of any of its obligations under any of Sections 8.01(g), 8.04(a)(x), 8.06 through 8.15 (inclusive); or the Company shall default in the performance of any of its other obligations in this Agreement or any other Loan Document and such default shall continue unremedied for a period of thirty Business Days after notice thereof to the Company by the Administrative Agent (or by any Bank through the Administrative Agent); or

           (ii) A Securing Party or Pledged Subsidiaries shall default in the performance of any of its obligations under Sections 4.01(b), 4.01(c), 4.03, 5.01(c)(i) and 5.06(c) of its Security Agreement; or a Securing Party shall default in the performance of any of its other obligations under its Security Agreement and such default shall continue unremedied for a period of thirty Business Days after notice thereof to the Company by the Administrative Agent (or by any Bank through the Administrative Agent); or

           (d) Any of the Securing Parties or Pledged Subsidiaries shall admit in writing its inability to pay, generally be unable to pay, or generally not be paying its debts as such debts become due; or

           (e) Any of the Securing Parties or Pledged Subsidiaries shall (i) apply for or consent to or fail to controvert in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of all or a substantial part of its property, domestic or foreign, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts or supervision, conservation or rehabilitation, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such bankruptcy laws or other laws, or
(vi) take any
corporate action for the purpose of effecting any of the foregoing unless (x) contemporaneously with any such act described in this Section 9(e) such Securing Party or Pledged Subsidiary agrees to be bound by the terms of this Agreement and, if applicable, promptly obtains from a court of competent jurisdiction an order, reasonably acceptable in form and substance to the Majority Banks, substantively equivalent to the Interim Cash Collateral Order, approving this Agreement, and its assumption by such Securing Party or Pledged Subsidiary, in all respects, and (y) such order becomes a Final Order within the time frame for such Securing Party or Pledged Subsidiary provided in Section 9(q) hereof; or

           (f) A proceeding or case shall be commenced against any of the Securing Parties or Pledged Subsidiaries or any Insurance Subsidiary, without its application or consent, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts or supervision, conservation or rehabilitation,
(ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person or of all or any substantial part of its assets, domestic or foreign, or (iii) any other or similar relief in respect of such Person under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed or unstayed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order granting the relief requested in such case or proceeding against such Subsidiary (including an order for relief under such federal bankruptcy laws) shall be entered; or

           (g) A final judgment or judgments or order or orders for the payment of money in excess of $1,000,000 in the aggregate (net of any insurance or other indemnification obligations with respect to such liability owing from a Person reasonably acceptable to the Administrative Agent and which has provided written confirmation of its obligations reasonably satisfactory to the Administrative Agent) shall be rendered by a court or courts against any Securing Party or Pledged Subsidiary and either (i) the same shall not be discharged (or provision shall not be made for such discharge by way of insurance or otherwise), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and such Person shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, or
(ii) enforcement proceedings shall have been commenced upon such judgment or order; or

           (h) A judgment or order for other than the payment of money shall be entered against any Securing Party, any Pledged Subsidiary or any Insurance Subsidiary which judgment or order could, in the reasonable judgment of the Majority Banks, together with all other such judgments or orders, reasonably be expected to have a material adverse effect on the combined financial position, operations or business of such Person or on the legal, valid, binding or enforceable nature of the Loan Documents to which it is a party or the ability of such Person to perform its obligations thereunder; or

           (i) An event or condition specified in Section 8.01(l) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, any Securing Party, any Pledged Subsidiary, any

Insurance Subsidiary or any ERISA Affiliate thereof shall incur or in the reasonable opinion of the Majority Banks shall be likely to incur a Liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the reasonable determination of the Majority Banks, material in relation to the financial condition, operations or business of such Person, or the legal, valid and binding nature of the Loan Documents to which it is a party or on its ability to perform its respective obligations thereunder; or

           (j) A Change in Control shall be deemed to have occurred; or

           (k) (i) Any Affiliate asserts, or any Affiliate institutes any proceedings seeking to establish, that any provision of the Loan Documents is invalid, not binding or unenforceable or challenges the validity, priority or perfection of the Security Interests; or

                     (ii) Any Loan Document (i) shall at any time cease to be in full force and effect (unless released by the Administrative Agent or the Collateral Agent at the direction of the Majority Banks or as otherwise permitted or required under this Agreement or the other Loan Documents) or (ii) shall be declared null and void (and if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Banks thereunder), and, in either case, the Company or the relevant Securing Party shall have failed to cure such invalidity within 30 days or such shorter time period as specified by the Administrative Agent in such notice and is reasonable in the circumstances.

           (l) The subordination provisions contained in any of the instruments and agreements governing the Subordinated Notes shall cease, for any reason, to be in full force and effect, or any Person shall so assert to the Company in writing and the Company shall not promptly contest such assertion; or

           (m) The Company shall make any payment on any of its Indebtedness that is Subordinated in contravention of the applicable terms of subordination; or

           (n) Any event shall occur or fail to occur which is an Event of Default under paragraph 5 of the Forbearance Agreement, paragraph 6 of the Swiss Re Consent, or paragraph 6 of the Waco Consent; or

           (o) (i) The appointment of an interim or permanent trustee in the Chapter 11 Case or the appointment of an examiner in the Chapter 11 Case with expanded powers to operate or manage the financial affairs of the Company, or
(ii) the dismissal of the Chapter 11 Case, or the conversion of the Chapter 11 to a case under Chapter 7 of the Bankruptcy Code; or

           (p) The Court fails to enter the Final Cash Collateral Order approving this Agreement in form and substance satisfactory to the Majority Banks on or before 30 days after the entry of the Interim Cash Collateral Order and such Final Cash Collateral Order fails to become a Final Order within 10 Business Days after its entry, or the Court vacates, stays, supplements, amends or otherwise modifies such entered Final Order without the prior consent of the Majority Banks; or

           (q) The entry of an order authorizing the Company in the Chapter 11 Case to obtain financing under Section 364(c) or (d) of the Bankruptcy Code, or authorizing any Person to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, or authorizing the use of Cash Collateral without the prior consent of the Majority Banks under Section 363(c) of the Bankruptcy Code; or

           (r) The Company shall fail to deliver to the Banks, within three Business Days, all information furnished, by the Company to the Commissioner of Insurance of the Texas Department of Insurance pursuant to that certain letter agreement dated September 22, 1998 from the Company and its Subsidiaries addressed to the Commissioner of Insurance of the Texas Department of Insurance; or

           (s) The Company shall have failed to comply with its obligations (after giving effect to all amendments, waivers and other modifications thereof or the termination thereof) under Section 5.16 of the Swiss Re Sale Contract.

THEREUPON, in the case of an Event of Default (notwithstanding the provisions of Sections 105 and 362 of the Bankruptcy Code, and without application or motion to, or order from, the Court), the Administrative Agent may and, upon request of the Majority Banks, shall, by notice to the Company, prohibit the use of Cash Collateral and declare in whole or, from time to time, in part the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder, under the Notes or under any other Loan Document (including, without limitation, any amounts payable under Section 5.05) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice or other formalities of any kind (other than the notice provided for in this clause) all of which are hereby expressly waived by the Company.

Further, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may exercise all rights and remedies of the Collateral Agent set forth in the Company Security Agreement, in addition to all rights and remedies allowed by applicable laws of the United States and of any state thereof, including but not limited to the Uniform Commercial Code; provided that, any other provision of this Agreement or any other Loan Document to the contrary notwithstanding, with respect to the foregoing, the Agent shall give the Company and counsel to any official committees in respect of the Chapter 11 Case three Business Days' prior notice (which notice shall be delivered by facsimile or overnight courier) of the exercise of its rights and remedies with respect of the Collateral granted pursuant to the Company Security Agreement or any other Loan Documents and file a copy of such notice with the clerk of the Court. Anything in this Agreement to the contrary nothwithstanding, the Collateral Agent shall not exercise any of the rights or powers described in the Security Agreements with respect to Collateral consisting of Capital Securities of an Insurance Company unless and until (i) the Collateral Agent (and in the case of a sale of the Collateral, the purchaser thereof) has complied, to the extent necessary to exercise such right or power in accordance with Applicable Law with all filing requirements of all Applicable Laws regulating the acquisition of voting Capital Securities or control of an Insurance Company, and
(ii) the acquisition of the Collateral consisting of the Capital Securities of an Insurance Company and control of an Insurance Company and each of its respective Subsidiaries thereof by the Collateral Agent (or by the purchaser in any such sale) has been duly approved by the Applicable Insurance Regulatory Authorities to the extent such Applicable Insurance Regulatory Authority is required to exercise such right or power in accordance with Applicable Law.

Neither the Agent, the Collateral Agent, nor the Banks shall have any obligation of any kind to make a motion or application to the Bankruptcy Court to exercise their rights and remedies set forth or referred to in this Agreement or in the other Loan Documents.


           Section 10. THE ADMINISTRATIVE AGENT.

           10.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes BNY, and BNY hereby agrees, to act as the administrative agent for such Bank hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section
10.05 and the first sentence of Section 10.06 shall include reference to its Affiliates and to its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, which duties shall be purely ministerial, and shall not by reason of this Agreement be a trustee or other fiduciary for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any certificate or other document referred to or provided for herein or therein or received by any of them under this Agreement or for any failure by the Company or any other Person to perform any of its obligations hereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for their own gross negligence or willful misconduct and (e) shall not be required under any circumstances to take any action that, in its judgment, (i) is contrary to any provision of this Agreement, any other Loan Document or any certificate or other document referred to or provided for in or received by it or the Banks under this Agreement or any other Loan Document, (ii) is contrary to Applicable Law or (iii) would expose it to any Liability or expense against which it has not been indemnified to its satisfaction. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

           10.02 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed, sent or given by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

           10.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment to it of principal of or interest on Loans) unless the Administrative Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). In the event of any Default, the Administrative Agent shall (subject to Section 10.07) (a) in the case of a Default that constitutes an Event of Default, take either or both of the actions referred to in the [first sentence in the third to the last paragraph] of
Section 9 if so directed by the Majority Banks and (b) in the case of any Default, take such other action with respect to such Default as shall be reasonably directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have received such directions, in the event of any Default, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Banks.

           10.04 Rights as a Bank. Each Person acting as the Administrative Agent that is also a Bank shall, in its capacity as a Bank hereunder, have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include such Person in its individual capacity. Each Person acting as the Administrative Agent and the Affiliates of any of them may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and each such Person and the Affiliates of each of them may accept fees and other consideration from the Company (and any of its Subsidiaries or Affiliates) for services in connection with this Agreement or the other Loan Documents or otherwise without having to account for the same to the Banks.

           10.05 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.03, but without limiting the obligations of the Company under said Section 11.03) ratably in accordance with the respective principal amounts of the Loans outstanding made by the Banks, for any and all Liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 11.03, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

           10.06 Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has made and will continue to make, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, its own credit analysis of the Company and its Subsidiaries and its own decision to enter into this Agreement and the other documents to which it is a party executed in connection herewith and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their Affiliates) or the Loan Documents which may come into the possession of the Administrative Agent or any of its Affiliates.

           10.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 against any and all Liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

           10.08 Resignation of the Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company. Upon receipt of any such notice of resignation, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance by any Person of its appointment as a successor Administrative Agent, such Person shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.


           Section 11. MISCELLANEOUS.

           11.01 Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

           11.02 Notices. (a) All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement or under any of the other Loan Documents) shall be given or made by telex, telecopy, telegraph, cable or other writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified on Schedule 1 hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or under any of the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted by telex and the appropriate answer-back is received, when transmitted by telecopier and received at such telecopier number, when delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

           (b) Any requirement under Applicable Law of reasonable notice by the Administrative Agent, the Collateral Agent or any Bank to the Company of any event in connection with, or in any way related to, the Loan Documents or the exercise by the Administrative Agent, the Collateral Agent or any Bank of any of their rights thereunder shall be met if notice of such event is given to the Company in the manner prescribed above at least 10 days before (A) the date of such event or (B) the date after which such event will occur.

           11.03 Expenses, Etc. The Company shall:

           (a) pay or reimburse the Administrative Agent and each Bank for all transfer, documentary, stamp and similar taxes, and all recording and filing fees and taxes, payable in connection with, arising out of, or in any way related to, the execution, delivery and performance of this Agreement.

           (b) pay or reimburse the Administrative Agent for all reasonable costs and expenses (including reasonable fees and disbursements of Winthrop, Stimson, Putnam & Roberts, counsel to the Administrative Agent, appraisers, accountants and other experts employed or retained by the Administrative Agent) incurred by the Administrative Agent in connection with, arising out of, or in any way related to (i) the negotiation, preparation, execution and delivery of
(A) this Agreement, (B) whether or not executed, any waiver, amendment, modification or consent thereunder, (ii) the administration of and any operations under this Agreement, (iii) consulting with respect to any matter in any way arising out of, related to, or connected with this Agreement, including
(A) the protection, preservation, exercise or enforcement of any of the rights of the Administrative Agent or the Banks in, under or related to this Agreement or (B) the performance of any of the obligations of the Administrative Agent or the Banks under or related to the Loan Documents or (iv) protecting, preserving, exercising or enforcing any of the rights of the Administrative Agent or the Banks in, under or related to the Loan Documents;

           (c) after the occurrence and during the continuation of a Default, pay or reimburse each Bank for all costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by each Bank) incurred by such Bank in connection with, arising out of, or in any way related to (i) consulting with respect to the performance of any of its obligations under this Agreement or (ii) protecting, preserving, exercising or enforcing any of its rights in, under or related to this Agreement; and

           (d) include, as two of the "disbursements" of Winthrop, Stimson, Putnam & Roberts referred to in subparagraph (b) of this Section 11.03, the reasonable fees and disbursements of Ernst & Young L.L.P., and of Pepper Hamilton L.L.P., and shall pay the amount thereof promptly upon the submission by Winthrop, Stimson, Putnam & Roberts to the Company of an invoice of Ernst & Young L.L.P. or of Pepper Hamilton L.L.P., specifying such fees and disbursements, it being understood that Ernst & Young and Pepper Hamilton L.L.P. shall each submit such invoices on a monthly basis.

           The Company hereby agrees to indemnify the Administrative Agent, each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, Liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) arising out of or relating to the entry into of this Agreement (or any amendment or other modification hereto) or any actual or proposed use by the Company of the Cash Collateral, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, Liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified); provided, however, that no indemnitee shall have the right to be indemnified hereunder to the extent that such claims directly relate to or arise solely out of the relationship between (A) an assignor Bank and an assignee Bank under this Agreement (unless such assignee Bank became such pursuant to an assignment made at the request of the Company as permitted hereunder) or (B) a Bank and a participant of such Bank under this Agreement.

           11.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement or any other Loan Document, any provision of this Agreement or any other Loan Document may be amended or modified only by an instrument in writing signed by the Company, the Administrative Agent and the Majority Banks, or by the Company and the Administrative Agent acting with the consent of the Majority Banks, and any provision of this Agreement or any other Loan Document may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks: (i) reduce the date fixed for the payment of principal of or interest on any Loan or any other amount (other than the Agent's fee) payable hereunder, (ii) change the amount of any payment of principal of any Loan, the rate at which interest is payable on any Loan or any fee (other than the Agent's fee) is payable or the amount of any other payment to be made hereunder, (iii) alter the terms of this Section 11.04 or any provision of this Agreement requiring the consent or other action of all the Banks, (iv) amend the definition of the term "Majority Banks", (v) waive or change any of the conditions to effectiveness set forth in Section 6 or (vi) release any material Collateral, except for releases of Collateral (i) to which any provision of any of the Loan Documents by its express terms is not applicable or (ii) permitted by the Loan Documents.

           Unless otherwise specified in such waiver, a waiver of any right under the Loan Documents shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Administrative Agent or any Bank hereunder or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Administrative Agent or any Bank hereunder or Applicable Law.

           11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties thereto and their respective successors and permitted assigns, subject, in the case of the Company, to Section 11.06.

           11.06 Assignments. (a) The Company may not assign its rights or obligations hereunder, without the prior consent of the Administrative Agent and each Bank and no assignment of any such obligation shall release the Company therefrom unless the Administrative Agent and each Bank shall have consented to such release in a writing specifically referring to the obligation from which the Company is to be released.

           (b) No Bank may assign any of its Loans or Notes in whole or in part unless (i) it shall have received the prior consent (which consent shall not be unreasonably withheld) of the Administrative Agent and (ii) any such partial assignment shall be in an amount equal to $10,000,000 or any integral multiple of $1,000,000 in excess thereof. Upon the effectiveness of any assignment consented to by the Administrative Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the Loan (or portions thereof) assigned to it (in addition to the Loan, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from such obligations. The assignor Bank shall, upon the effectiveness of any assignment of any of its Loans or Note, pay to the Administrative Agent a transfer fee in an amount equal to $3,500.

           (c) Any other provision of this Agreement to the contrary notwithstanding, the right to the principal of, and interest on, a Loan may be assigned only through (i) the surrender of the Note applicable thereto to the Company and the reissuance of a new Note by the Company to the new holder or the surrender of such Note (the "Issuance System"), or (ii) through a book entry system maintained by the Company or the Administrative Agent (the "Book Entry System"). If any assignments are made pursuant to the Book Entry System, the Company or the Administrative Agent shall maintain a registry which reflects and identifies the owners of interests in the Loans. Any assignment by a Bank of an interest in a Loan shall be conditioned upon and shall not be effective until such Bank notifies the Company or the Administrative Agent, who will in turn notify the Company, of the identity of the Bank's assignee and the interest in principal and interest assigned to such assignee. After any such Bank gives such notice to the Company or the Administrative Agent, the assignment will be accomplished in accordance with either the Issuance System or the Book Entry System.

           (d) Notwithstanding anything set forth above, no assignee or holder of a participation shall be entitled to any amounts that would otherwise be payable to it with respect to its assignment or participation under Section 4.08, Section 4.09 or Section 5 unless (i) such amounts are payable in respect of Regulatory Changes that are enacted, adopted or issued after the date the applicable assignment or participation agreement was executed or (ii) such amounts would have been payable to the Bank that made such assignment or granted such participation if such assignment had not been made or such participation granted.

           11.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

           11.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

           11.09 Governing Law; Submission to Jurisdiction. The rights and duties of the Company, the Banks and the Administrative Agent (including matters relating to the Maximum Permissible Rate) shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York. Any judicial proceeding by the Company, with respect to any matter over which the Court lacks jurisdiction, against the Administrative Agent or any Bank arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby shall be brought only in a court located in, in the case of the Administrative Agent, the City and State of New York and, in the case of a Bank, the jurisdiction in which such Bank's principal United States office is located.

           11.10 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

           11.11 Confidentiality. The Administrative Agent and each Bank agrees (on behalf of itself and each of its Affiliates, Subsidiaries, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement or the other Loan Documents (and not otherwise known to such party) which is identified by the Company as being confidential at the time the same is delivered to the Administrative Agent or any Bank (or the Affiliates or Subsidiaries of any of them), provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by Applicable Law, statute, rule, regulation or judicial process, (b) to counsel for any of the Administrative Agent or any Bank, (c) to bank examiners, auditors, accountants or other regulatory or administrative bodies to whose jurisdiction such Bank may be subject, (d) to the Administrative Agent or any other Bank, (e) in connection with any litigation to which any one or more of the Banks is a party, (f) to the extent required for the purpose of protecting, preserving, exercising or enforcing any of the rights of the Administrative Agent or the Banks in, under or related to this Agreement or the other Loan Documents, performing any of the obligations of the Administrative Agent or the Banks under or related to this Agreement or the other Loan Documents and consulting with respect to any of the foregoing matters,

(g) to any Affiliate or Subsidiary of any Bank so long as such Bank causes such Affiliate or Subsidiary to adhere to the provisions of this Section 11.11 as though it were legally bound hereby, or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to such Bank its agreement to comply with the provisions of this Section 11.11; provided, further, that, unless specifically prohibited by Applicable Law or court order, each Bank shall, prior to disclosure thereof, notify the Company of any request for disclosure of any such non-public information (i) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or (ii) pursuant to legal process; and provided finally that in no event shall the Administrative Agent or any Bank be obligated or required to return any materials furnished by the Company. The obligations of each Bank and the Administrative Agent under this Section 11.11 shall supersede and replace the obligations of such Bank or the Administrative Agent, as the case may be, under the Existing Credit Agreement.

           11.12 Amounts Payable Due Upon Request for Payment. All amounts due and payable by the Company under Section 4.08, Section 5, Section 11.03 and under the other provisions of this Agreement and the other Loan Documents shall, except as otherwise expressly provided, be paid 3 days after the request for the payment thereof.

           11.13 Rights Cumulative. Each of the rights and remedies of the Administrative Agent and the Banks under this Agreement shall be in addition to all of their other rights and remedies under this Agreement and Applicable Law, and nothing in this Agreement shall be construed as limiting any such rights or remedies.

           11.14 LIMITATION OF LIABILITY. NONE OF THE ADMINISTRATIVE AGENT, THE BANKS, THEIR RESPECTIVE AFFILIATES OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE COMPANY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE COMPANY IN CONNECTION WITH ANY CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIPS ESTABLISHED HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER SUCH CLAIM ARISES OR IS ASSERTED BEFORE OR AFTER THE AGREEMENT DATE OR BEFORE OR AFTER THE REPAYMENT OF THE SECURED OBLIGATIONS.

           11.15 Reference Banks. Each Reference Bank shall furnish to the Administrative Agent timely information for the purpose of determining the Eurodollar Base Rate. If any Reference Bank shall notify the Administrative Agent that thenceforth it shall not be able to furnish such information in a timely manner or shall assign all of its Loans or Commitment to a Person that is not an Affiliate of such Reference Bank, the Administrative Agent shall, with the consent of the Majority Banks and after consultation with the Company, appoint another Bank as a Reference Bank in place of such Reference Bank.

           11.16 Entire Agreement. This Agreement, the Waco Consent, the Swiss Re Consent and the Other Consent embody the entire agreement among the Company, the Administrative Agent and the Banks relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof, including the Existing Credit Agreement. In the event of a conflict between the Waco Consent, the Swiss Re Consent, the Other Consent and this Agreement, this Agreement shall control.

           11.17 Superpriority of Obligations. If the Secured Obligations are, for any reason, not paid in full, the unpaid Secured Obligations shall constitute allowed administrative expense claims, to the extent that there has been diminution in the value of the Cash Collateral, against the Borrower in the Chapter 11 Case with priority under Section 364(c)(1) of the Bankruptcy Code over any and all other administrative expenses of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b) and 726 of the Bankruptcy
Code; provided that, upon the occurrence and during the continuance of an Event of Default under this Agreement or the exercise by the Administrative Agent, the Collateral Agent or any Bank of its remedies after an Event of Default, such claims shall be subject to: (i) unpaid professional fees and expenses allowed in the Chapter 11 Case in an aggregate amount (determined without regard to fees and expenses awarded or otherwise paid on an interim basis) not to exceed $1,000,000 inclusive of aggregate fee holdbacks (the "Carve-Out"); and (ii) fees payable to the United States Trustee pursuant to 28 U.S.C. ss.1930(a)(6).

           11.18 Termination of Agreement. (a) Except for the Sections specified in Section 11.18(b), this Agreement shall terminate upon the date on which all of the Secured Obligations that are due and payable shall have been paid in full.

           (b) The termination of this Agreement pursuant to Section 11.18(a) shall not terminate Sections 4.08, 5.01, 5.05, 10.04, 10.05, 10.06, 10.07,
10.08, 11.03, 11.05, 11.09, 11.10, 11.12 and 11.17.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                       PENNCORP FINANCIAL GROUP, INC.


                       By:  /s/ Scott D. Silverman
                          ----------------------------------
                          Name: Scott D. Silverman
                          Title: Executive Vice President

                       THE BANK OF NEW YORK, as
                       Administrative Agent, Collateral Agent and as a Bank


                       By:  /s/ Peter W. Helt
                          ----------------------------------
                          Name: Peter W. Helt
                          Title: Vice President


                       THE CHASE MANHATTAN BANK, as a
                       Managing Agent and as a Bank


                       By:  /s/ Glenn R. Meyer
                          ----------------------------------
                          Name: Glenn R. Meyer
                          Title: M.D.

                       BANK OF AMERICA, N.A., formerly known as
                       Nations Bank, N.A., as a  Managing
                       Agent and as a Bank


                       By:  /s/ William E. Livingstone IV
                          ----------------------------------
                          Name: William E. Livingstone IV
                          Title: Managing Director

                       FLEET NATIONAL BANK, as a
                       Co-Agent  and as a Bank


                       By:  /s/ Donald R. Nicholson
                          ----------------------------------
                          Name: Donald R. Nicholson
                          Title: Senior Vice President


                       MELLON BANK, N.A., as a Co-Agent
                       and as a Bank


                       By:  /s/ Gary A. Saul
                          ----------------------------------
                          Name: Gary A. Saul
                          Title: First Vice President


                       BANK OF MONTREAL, as a Co-Agent
                       and as a Bank


                       By:  /s/ Thomas E. McGraw
                          ---------------------------------
                          Name: Thomas E. McGraw
                          Title: Director

                       CIBC INC., as a Co-Agent and as a Bank


                       By:  /s/ Gerald Girardi
                          ---------------------------------
                          Name: Gerald Girardi
                          Title: Executive Director
                                 CIBC World Markets Corp., as agent

                       DRESDNER BANK AG, NEW YORK AND
                       GRAND CAYMAN BRANCHES, as a Co-
                       Agent and as a Bank


                       By:  /s/ Lloyd C. Stevens
                          ---------------------------------
                          Name: Lloyd C. Stevens
                          Title: Vice President


                       By:  /s/ George T. Ferguson, IV
                          ---------------------------------
                          Name: George T. Ferguson, IV
                          Title: Assistant Vice President

                       FIRST UNION NATIONAL BANK


                       By:  /s/ Thomas L. Stitchberry
                          ---------------------------------
                          Name: Thomas L. Stitchberry
                          Title: Senior Vice President


                       BEAR STEARNS & CO., INC.


                       By:  /s/ John E. McDermott
                          ---------------------------------
                          Name: John E. McDermott
                          Title: Senior Managing Director


                       DK ACQUISITION PARTNERS, L.P.
                       By: M.H. Davidson & Co., its General Partner

                       By: /s/ Michael J. Leffell
                          ---------------------------------
                          Name: Michael J. Leffell
                          Title: General Partner

                       ING (U.S.) CAPITAL CORPORATION


                       By:  /s/ Mary Forstner
                          ---------------------------------
                          Name: Mary Forstner
                          Title: Senior Associate